Registration No. 333-70088


As filed with the Securities and Exchange Commission on December 3, 2001
================================================================================


                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549
                                ----------------


                         Pre-Effective Amendment No.3 to
                                    Form SB-2
             Registration Statement Under the Securities Act of 1933
                                ----------------
                               Access Power, Inc.




                Florida                                        4813                                      59-342098
                -------                                        ----                                      ---------
    (State or other jurisdiction of                (Primary Standard Industrial                       (I.R.S. Employer
     incorporation or organization)                Classification Code Number)                     Identification Number)


        10033 Sawgrass Drive West                         Glenn A. Smith                             Jan M. Davidson
                Suite 100                      10033 Sawgrass Drive West, Suite 100              Kilpatrick Stockton LLP
     Ponte Vedra Beach, Florida 32082            Ponte Vedra Beach, Florida 32082           1100 Peachtree Street, Suite 2800
              (904) 273-2980                              (904) 273-2980                          Atlanta, Georgia 30309
    (Address and telephone number of         (Name, address, and telephone number of                   (404) 815-6500
      principal executive offices                       agent for service)                       (404) 815-6555 (facsimile)


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. /_/


-------------------------------------------------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       308,181,550 Shares of Common Stock

                               ACCESS POWER, INC.

         The registration statement of which this prospectus forms a part registers for resale an aggregate of up to 308,181,550 shares of Access Power, Inc. common stock by selling shareholders identified on page 30. Of this amount, 3,965,550 have been issued by us, up to 300,000,000 shares will be issued by us through an investment agreement with Grandview Court, LLC and 4,216,000 will be issued by us upon exercise of options to purchase common stock and common stock purchase warrants.

         Bid and asked prices for our common stock are quoted, and the last sale is reported, on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers under the symbol "ACCR." On October 30, 2001, the last bid price of the common stock as reported was $0.041.

         Grandview is deemed to be, and the selling shareholders and any participating broker-dealers may be deemed to be, "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer be regarded as underwriting commissions or discounts under the Securities Act of 1933.

         An investment in shares of our common stock or warrants involves significant risk. We urge you to carefully consider the risk factors beginning on page 8, along with the rest of this prospectus, before you make your investment decision. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                  -------------

                  The date of this prospectus is _______, 2001

                                     SUMMARY

General

         Access Power, Inc. was incorporated to offer Internet-based communications products and services in the United States and international markets. We were one of the first companies to offer a way to transmit voice and multi-media communications over the Internet, a service that is commonly referred to as Internet protocol telephony.

Products and Services

         Our voice-over-Internet service integrates traditional telephone functions with advanced Internet-based communications technology. Our customers are able to communicate long distance using the Internet, a less costly alternative to traditional long distance telephone lines. Our service allows customers to make calls from a personal computer or a telephone. Currently, calls can be placed from anywhere in the world to telephones in the United States and 47 countries.

         On December 2, 1999, we released our e-button(TM) service. Using e-button, consumers viewing a company's web site can dial up a designated representative of that company, usually someone providing sales or support services, by clicking on the e-button icon. Our e-button software can provide electronic commerce benefits to any company with a traditional call center.

         We launched FreeWebCall.com(TM) on August 1, 2000, which provides customers with PC-to-phone calling and free PC-to-PC calling. The network supports PC-to-phone calls from anywhere in the world to telephones in the United States and 47 countries. PC-to-PC calling is a global service. Originally our FreeWebCall.com PC-to-phone service provided free calls to anywhere in the United States, Canada and the UK and we sold advertisements to support the business. In April 2001, due to a declining Internet advertising market, we changed to a pay service. We also added countries outside the United States to our PC-to-phone service. In addition, we earn revenue through FreeWebCall.com by selling advertisements and displaying them to our customers while they view certain pages at the FreeWebCall site. Additional revenue results from commissions earned as a result of selling various products and services provided by other companies that are promoted at FreeWebCall.com to subscribers and site visitors.

         Access Power Advanced Communications(R), e-button(TM), FreeWebCall.com(TM), and Net.Caller(TM) are our trademarks. All other trademarks and trade names referred to in this prospectus are the property of their respective owners.

Business Goal and Strategies

         Our goal is to become one of the world's leading providers of international Internet telephony products and services. To achieve this goal, we plan to expand our Internet telephony network by using new technology as it is developed and integrating those developments with our own technology. We plan to expand our customer base by providing free Internet telephony products and services through FreeWebCall.com, mainly with free PC-to-PC calling combined with pay services for domestic and international PC-to phone calling.

Market

         Our market includes residential and commercial users of Internet telephone products and services throughout the world as well as all Internet users.

Executive Offices

         Our principal executive offices are located at 10033 Sawgrass Drive West, Suite 100, Ponte Vedra Beach, Florida, 32082, and our telephone number is
(904) 273-2980.

The Offering

Common stock offered by selling shareholders........ Up to 308,181,550 shares

Common stock to be outstanding after the offering... 410,319,671 shares (1), (2)

OTC Bulletin Board symbol........................... "ACCR"
------------------

(1) 1,021,000 exercisable warrants give the holder the right to purchase from us one share of our common stock for per share prices ranging from $0.42 to $2.20.

(2) Assumes the exercise of all outstanding warrants and options and the sale of 300,000,000 shares of common stock under the investment agreement. This number does not include shares issuable to Grandview under the investment agreement as penalties or all the shares issuable to Grandview under the investment agreement.

Equity Line of Credit

         We signed an amended and restated investment agreement with Grandview Court, LLC, a Cayman Islands limited liability company, on September 19, 2001, for the future issuance and purchase of shares of our common stock. The investment agreement establishes what is sometimes referred to as an equity line of credit.

         Under the equity line of credit, we can request up to $10 million from Grandview over an 18-month period in return for shares of our common stock. Once every 11 trading days, we may request between $20,000 and $500,000 in cash from Grandview. The maximum amount that we can actually request at any one time will be determined by a discount to the volume-weighted average daily price of our common stock for the 30 days prior to our request and certain conditions and limitations. The per share price Grandview pays for our common stock includes a discount of 12 percent based on the average of the lowest three closing bid prices over a ten day period. We will receive the amount we request minus a further discount of five percent of the total paid to us by Grandview per draw down and an escrow agent fee per request. The number of shares we can issue to Grandview is limited by a provision in the investment agreement that prevents us from issuing shares to Grandview to the extent that Grandview would own more than 4.99% of our outstanding common stock. We have previously issued 23,534,500 shares of common stock to Grandview for an aggregate of $1,149,171.

         Based on the sales price for the shares under the equity line and assuming that the volume of the stock remains constant at the average volume for the 30 trading days ended October 30, 2001, we would issue 245,520,000 shares over the term of the equity line for net proceeds of $7,871,358. Net proceeds give effect to the 12 percent discount, the five percent discount and the escrow fee.

                             SUMMARY FINANCIAL DATA

         The summary financial data set forth in the table below is derived from our unaudited financial statements for the six months ended September 30, 2001 and 2000 and our audited financial statements for the year ended December 31, 2000 and 1999. The financial statements are included in this prospectus at page F-1. This financial data represents historical information that is not necessarily indicative of future results. We urge you to read carefully Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and notes thereto, and other financial data included elsewhere in this prospectus.


                                                    FOR THE NINE MONTHS ENDED           FOR THE YEARS ENDED
                                                          SEPTEMBER 30,                      DECEMBER 31,
                                                     2001              2000            2000               1999
                                                 -------------------------------   ----------------------------------
Revenue:
     Product sales                              $       --      $       --         $       --           $      9,450
     Services                                         19,866         320,876            341,370              170,601
                                                ------------    ------------         ----------         ------------
         Total revenue                                19,866         320,876            341,370              180,051
                                                ------------    ------------         ----------         ------------
Costs and expenses:
     Cost of services                                390,934       1,180,120          1,438,776              328,378
     Cost of sales                                      --              --                 --                  2,955
     Product development and marketing               582,131       1,130,880          1,279,330              687,359
     General and administrative                    1,138,798       1,542,634          2,504,206            1,642,134
                                                ------------    ------------         ----------         ------------
         Total costs and expenses                  2,111,683       3,853,634          5,222,312            2,660,826
                                                ------------    ------------         ----------         ------------

Loss from operations                              (2,091,998)     (3,532,758)        (4,880,942)          (2,480,775)

Other income (expense):
     Other income                                      5,293            --                   82                 --
     Interest expense (including amortization                                                                (16,290)
          of debt discount)                         (239,481)     (2,417,176)        (2,428,915)            (370,690)
     Loss on disposal of assets                         --              --                 --                 (6,880)
                                                ------------    ------------         ----------        ------------

         Total other income (expense)               (234,188)     (2,417,176         (2,428,833)            (377,570)
                                                ------------    ------------         ----------        -------------

         Net loss                               $ (2,326,186)   $ (5,949,934)       $(7,309,775)          (2,858,345)
                                                ============    ============         ==========      ===============

         Net loss per share                     $      (0.03)   $      (0.15)       $     (0.16)               (0.11)
                                                ============    ============         ==========      ===============

         Weighted average number of shares        85,400,924      39,749,871         46,408,006           25,174,029
                                                ============    ============         ==========      ===============

Balance Sheet Data                                   September 30, 2001
                                                     ------------------

Cash and cash equivalents                               $    1,399
Working capital                                         (1,781,536)
Total assets                                             1,128,582
Long-term debt, less current portion                             -
Shareholders' equity (deficit)                          (1,289,295)

                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

--------------------------------------------------------------------------------
We have only limited operating history upon which you can analyze our potential profitability.
--------------------------------------------------------------------------------

         We have limited operating history upon which you can judge our potential for success. We have been in existence since October 1996, and we have had minimal revenue since our inception. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving industries. As an Internet based industry, and specifically an Internet based communications company with limited history, we have had to modify our business offering. We expect to have to continue altering our product and service offerings in order to compete in the fast changing environment in which we operate. In August 2000 we changed from a flat rate pricing model and began offering free PC-to-phone as FreeWebCall.com. FreeWebCall.com generated revenues by displaying advertising and offering various products and services for commissions; however, we were adversely affected by the declining Internet advertising market. As a result, we changed our PC-to-phone offering to a pay service in April 2001. One of the risks of our limited history is our ability to quickly and appropriately develop our product and service offerings in the midst of developing technologies and a fast changing business environment.

--------------------------------------------------------------------------------
We are not profitable, and we do not expect to become profitable in the near future, and you may lose your investment.
--------------------------------------------------------------------------------

         We have incurred net losses in every fiscal period since our inception in October of 1996. We anticipate that we will experience net losses for each quarterly period of operation in the next year. We must sell equity securities under the equity line or otherwise in order to develop and implement our business plan during the next year.

         As of September 30, 2001, we had an accumulated deficit of approximately ($14,991,385). We incurred net losses of ($2,343,065) for the nine months ended September 30, 2001. Net losses have increased for each fiscal year since 1996 and this trend may continue. We may not become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect to increase our advertising costs as a result of our marketing efforts for FreeWebCall.com, for which we will need to generate additional revenues. If our marketing expenses and efforts result in business growth, we will be required to increase expenditures in other areas. See Management's Discussion and Analysis of Financial Condition and Results of Operations.

--------------------------------------------------------------------------------
You may not recover all or any part of your investment if we do not become profitable.
--------------------------------------------------------------------------------

         You may not recover all or any part of your investment in our common stock. Our profitability will depend on our ability, among other things, to establish a niche in the Internet industry and substantially increase our
customer  base  by  establishing  and  increasing   market   acceptance  of  our
technology, products, and services. In order to develop and implement our business plan during the next year we depend on the sale of equity securities. Our profitability will also depend upon expanding the deployment of our network and successfully marketing and supporting our products and services. There can be no assurance that we will be able to achieve or sustain significant sales or profitability in the future. See Management's Discussion and Analysis of Financial Condition and Results of Operations.

--------------------------------------------------------------------------------
Sales of our common stock in the public market, including the shares offered by this prospectus, could reduce the value of your investment due to the very significant market overhang.
--------------------------------------------------------------------------------

         The sale of shares of our common stock in the public market could cause a reduction in the market price of our common stock. This prospectus covers 308,181,550 shares or over 300% of our issued and outstanding common stock at September 30, 2001. As of September 30, 2001, we had 93,302,045 common shares issued and outstanding. Any substantial sale of our common stock may result in the reduction of its market price, and as a result, a reduction in the value of your investment. Under the investment agreement with Grandview, the amount of common stock to be issued to Grandview is based on a discount to the market price of our common stock subsequent to the time of draw down under the equity line of credit. The issuance of some or all of the shares of common stock under the investment agreement could result in dilution of the per share value of our common stock held by current shareholders. The lower the average of the closing bid price of our common stock at the time of draw down, the greater the number of shares of common stock that will be issued. This causes a substantial risk of dilution, which exerts downward pressure on the stock price. Moreover, the perceived risk of dilution may cause shareholders to sell their shares, which would contribute to the downward movement in the stock price of our common stock. The tables below show the gross and net proceeds of sales of the number of shares that could be issued under the equity line and our outstanding convertible debentures, based on the current market price per share sales price in the equity line or the debentures, as the case may be, and assuming the trading volume of our stock remains constant at the average of the last 30 days.



                                               Issuance of Shares to Grandview under the Equity Line


                                                                  Market Price of $0.0387 (1)
                           |---------------------------------------------------------------------------------------------------|
                           |                                          As Adjusted                                              |
                           |---------------------------------------------------------------------------------------------------|
                           |  100% of market price      75% of market price      50% of market price      25% of market price  |
                           | ------------------------ ------------------------ ------------------------- ----------------------|
        Sale Price         |       $   0.0341                 0.0255                   0.0170                   0.0085         |
        ----------         |                                                                                                   |
                           |                                                                                                   |
                           | --------------------------------------------------------------------------------------------------|
      Shares Issued (2)    |                                      Amount of Funds Received                                     |
      -------------        | --------------------------------------------------------------------------------------------------|
                           |                                                                                                   |
     245,520,000           |       $8,361,429 (gross)       $6,271,072 (gross)        $4,180,715 (gross)    $2,090,357 (gross) |
                           |       $7,871,358 (net)         $5,885,818 (net)          $3,899,679 (net)      $1,913,839 (net)   |
                             --------------------------------------------------------------------------------------------------

-------------------------

(1) Market price equals the average of the three lowest closing bid prices for our common stock for the 10 day period ended October 30, 2001.

(2) The number of shares issued remains constant under the equity line even at declining share price. Indicated number of shares is approximately 265% of the currently outstanding common stock.




                                                         Conversion of Convertible Debentures

                                                              Current Market Price of $0.0387
                           ----------------------------------------------------------------------------------------------------
                          |                                            As Adjusted                                             |
                          |----------------------------------------------------------------------------------------------------|
                          |   100% of market price      75% of market price      50% of market price      25% of market price  |
                          |------------------------- ------------------------ ------------------------- -----------------------|
    Conversion Price      |        0.0310                    0.0232                   0.0155                   0.00770         |
    ----------------      |                                                                                                    |
                          |                                                                                                    |
                          |----------------------------------------------------------------------------------------------------|
    $ Converted           |                                         Shares Issued(1)                                           |
    -----------           |----------------------------------------------------------------------------------------------------|
    $1,895,000            |       61,208,010                81,610,680              122,416,021               244,832,041      |
                           ------------------------- ------------------------ ------------------------- -----------------------

------------------------

(1) Indicated shares approximately 65%, 870%, 130% and 265%, respectively, of the currently outstanding shares.

--------------------------------------------------------------------------------
The issuance of shares under our equity line of credit may cause significant dilution to our shareholders and may have an adverse impact on the market price of our common stock.
--------------------------------------------------------------------------------

         The resale of the common stock that we may issue under our equity line of credit would increase the number of our publicly traded shares, which could depress the market price of our common stock. Moreover, as all the shares we may issue under the equity line would be available for immediate resale, the mere prospect of our sales under the equity line could depress the market price for our common stock. The shares of our common stock issuable under the equity line facility will be sold to the purchaser at 88% of the average of the lowest three closing bid prices during the ten days immediately subsequent to our request. The issuance of shares under the equity line will therefore dilute the equity interest of our existing shareholders and could have an adverse impact on the market price of our common stock. The dilution may cause our shareholders to sell their shares, which would contribute to a downward movement in the stock price of our common stock.

--------------------------------------------------------------------------------
Several of our officers are registering for sale a substantial number of their shares of our common stock, and such officers' desires to sell shares may result in conflicts of interest.
--------------------------------------------------------------------------------

         Glenn A. Smith, our Chief Executive Officer and President is registering for sale 34% of the shares he currently owns. Tod Smith, our Chief Technology Officer and General Counsel, is registering for sale 39% of the shares he currently owns. Maurice J. Matovich, our Chief Operations Officer, is registering for sale 61% of the shares he currently owns. Howard L. Kaskel, our Chief Financial Officer, is registering for sale 100% of the shares he currently owns. Conflicts of interest could arise as a result of the desire of these officers to sell shares of common stock.

--------------------------------------------------------------------------------
If consumers do not accept our services or products, or any service or product developed by us in the future, as a less expensive, quality alternative to traditional telephone service, we may not become profitable, and your investment may be materially adversely affected.
--------------------------------------------------------------------------------

         Broad acceptance of our technology, products, and services is critical to our success and ability to generate revenue. The markets for our technology, products, and services are rapidly evolving because our products and services are new and based on emerging technologies. In addition we are attempting to discern our niche in the Internet telephony industry. Typically, demand and market acceptance for recently introduced technology and products are subject to a high level of uncertainty. There can be no assurance that we will develop a niche in the Internet industry, manage to keep pace with changing conditions or that we will be successful in obtaining market acceptance of our technology, products, and services. If consumers perceive our network to offer lower quality voice transmissions compared to traditional long-distance services, our services may not be accepted by consumers. In addition, consumers may not be willing to use the PC, headsets, handsets, microphones, speakers, video cameras, or other equipment that may be required for some of our services. See Business. If enough consumers do not accept paying for our PC-to-phone service we may not gain sufficient subscribers for FreeWebCall.com to become profitable.

         Our PC-to-phone service requires that customers pay per minute rates for our service. Rates differ based on which country they call. If sufficient numbers of customers are not willing to pay our rates, we will not generate a satisfactory revenue stream or be able to generate profits.

--------------------------------------------------------------------------------
We depend on the acceptance and growth of the Internet and the development of IP telephone services into a standard way of communicating. Without such acceptance and growth our business will not be profitable and your investment could diminish in value.
--------------------------------------------------------------------------------

         The Internet and Internet telephone services as a communications mechanism are new and undeveloped. In order for our business to grow, we depend on technical developments for consumers by third parties. We depend on improvements to the Internet, including but not limited to, the infrastructure provided by network and service operators and connections provided by network and internet service providers. We depend on these interrelated systems being offered at a price and of a quality such that more consumers will use the Internet. Additionally, Internet telephony customers require software and equipment to communicate. For our business to grow we depend on the development and improvement of the equipment and related software that consumers use. The equipment includes the PC and peripherals such as headsets, handsets, microphones, speakers, and cameras. The developments will have to be of such a quality that consumers will be willing to purchase the various products and services and use them to communicate over our network.

--------------------------------------------------------------------------------
Our success depends on our ability to develop and construct the required network, products, and services.
--------------------------------------------------------------------------------

         The communications industry is a network of separate but interrelated companies. We rely on suppliers of various technologies, but also have to provide certain developments of our own that allows our basic network, products, and services to work within the industry system. Our reliance on other vendors and our ability to coordinate third party solutions with those we may need to create ourselves is a significant risk. If we fail to affiliate with appropriate vendors or customize such applications in ways that our customers find useful, we will not be successful, and you could lose your investment in our common stock.

--------------------------------------------------------------------------------
If consumers do not accept viewing banner advertisements when using Internet-based telecommunications, we may not gain sufficient subscribers to FreeWebCall.com to become profitable.
--------------------------------------------------------------------------------

         Consumer acceptance of our revenue model that includes selling and displaying advertising banners is critical to our ability to become profitable. If consumers do not agree to view banner ads while using our telecommunications services, we may not be able to generate profits. Additionally, because a portion of our projected profits is based upon the consumer "clicking" upon an advertisement that scrolls across the screen while using our FreeWebCall.com service, we may not become profitable if consumers do not view our advertising affiliates as desirable. Without these revenue streams, our business would be adversely affected.

--------------------------------------------------------------------------------
The introduction of more technologically advanced products and services by our competitors could decrease our profitability and adversely affect your investment.
--------------------------------------------------------------------------------

         The introduction of technologically superior products and services by our competitors may make our products and services less marketable or subject to downward price pressures, which may decrease our profitability. The Internet and telecommunications markets are characterized by evolving industry standards and specifications. We may have to expend substantial time and money to adapt our technology, products, and services to this rapid technological change. A critical factor in our growth and competitiveness will be our ability to anticipate changes in technology and industry standards, including the successful development of products and services in a cost effective and timely manner. To successfully adapt we will have to be aware of the changes in the marketplace and may have to hire the personnel who can develop what becomes necessary. Necessary developments may include the core calling software application or customer data management applications to better serve the marketplace. There can be no assurance that we will successfully develop enhanced or new products and services, that any enhanced or new products and services will achieve market acceptance, that we will be able to adapt our products and services to comply with new standards or specifications, or that the introduction of new products or services by others will not render our technology, products, and services obsolete. See Business.

--------------------------------------------------------------------------------
The telecommunications business is highly competitive, and we may not be able to compete successfully.
--------------------------------------------------------------------------------

         Our profitability will depend on our ability to compete successfully in the highly competitive telecommunications business. We expect this competition to persist, intensify, and increase in the future. Many of our current and potential competitors have longer operating histories, greater name recognition, larger customer bases, more services and products, and significantly greater financial, technical, and marketing resources than we do. These competitors may be existing or potential strategic partners with other competitors. We will compete with Internet telecommunications providers as well as traditional long distance telephone carriers for our customer base. Many companies offer products and services like ours, and many of these companies have a substantial presence in this market. These products may allow telecommunication over the Internet between parties using a PC and a telephone and between parties using telephones. Some of our competitors route voice traffic worldwide over the Internet. In addition, major long distance providers and other companies have entered or plan to enter the market for Internet telephony. These companies are larger than we are and have substantially greater financial, distribution, and marketing resources than we do. We may not be able to compete successfully in this market.

         Prices for long distance calls have decreased substantially over the last few years, and this decline is expected to continue in all of the markets where we do business or expect to do business. In addition, many of our markets and expected future markets have deregulated or are in the process of deregulating telephone services. Customers in many of these markets are not familiar with our technology, products, or services and may be reluctant to use new telecommunications providers. Our target customers may be reluctant to entrust their telecommunications needs to new and unproved operators or may switch to other service providers as a result of price competition. See Changes in Pricing Standards... below.

         Competition for FreeWebCall.com and e-button customers is primarily based on the type and quality of services offered, customer services, and brand recognition. We price our services at a discount to the prices charged by traditional long distance carriers. We have no control over the prices set by the traditional carriers or our other competitors. There is no assurance that some of our larger competitors will not use their substantial financial resources to cause severe price competition. Any significant price competition could decrease or eliminate our ability to compete successfully and our profitability. In addition, our competitors may be able to provide potential customers with a broader range of services than we can due to regulatory restrictions. See Business -- Competition and Supervision and Regulation.

--------------------------------------------------------------------------------
Departures of our key personnel or directors may harm our ability to operate successfully.
--------------------------------------------------------------------------------

         If we lose the services of our Board of Directors or executive officers, we may not be able to grow or operate profitably. Our continued success is substantially dependent upon the efforts of our directors and executive officers, in particular Glenn A. Smith, our Chief Executive Officer. We have no employment agreements in effect, with the exception of an agreement with Howard L. Kaskel, our Chief Financial Officer, and we have no plans to enter into any additional employment agreements in the future. Our future success depends on our ability to attract and retain highly qualified technical personnel. Competition for qualified personnel is intense, and there can be no assurance that we will be able to attract or retain qualified personnel in the future.

--------------------------------------------------------------------------------
Our service quality will be harmed if our system cannot handle a large volume of simultaneous calls, and our results of operations would thereby suffer.
--------------------------------------------------------------------------------

         Our inability to handle a large number of simultaneous calls could cause our service quality to suffer which could result in customer losses. A key component of our profitability will be the addition and retention of customers. A byproduct of this component will be increased call volume on our network. It is crucial to our ability to provide quality services for our system to handle a large volume of calls. If we cannot effectively manage our customers' use of our systems, customers may not perceive our service as a high-quality alternative to traditional long-distance telephone service. This potential inability to handle growth effectively may decrease our profitability. Internet communications trends are still being developed but market conditions may be such that groups of users may migrate from a company that is changing its service to us, resulting in an unpredictably large influx of customers and usage that we are unable to handle. See Our Inability to Predict Traffic Volume...below.

--------------------------------------------------------------------------------
Poor Internet service quality could prevent customer acceptance and use of our products and service as well as the ability of our products to function properly.
--------------------------------------------------------------------------------

         Inferior Internet service quality and availability may cause our services and products to fail or may result in poor customer perception of our products and services, either of which would inhibit our ability to build or maintain a sufficient customer base to stay profitable. Some Internet service providers do not have the capability to handle more than the current level of Internet traffic, a sudden increase in traffic volume may result in poor service availability. If customers cannot reach the Internet, or it takes an unreasonable amount of time to reach the Internet, the quality of their experience using our service is negatively impacted and they may decide it is more convenient to use traditional telecommunication technology or the Internet technology of one of our better serviced competitors.

--------------------------------------------------------------------------------
Our inability to predict traffic volume on the Internet may add extra expense to our business operations.
--------------------------------------------------------------------------------

         Large fluctuations in Internet traffic volume may obligate us to pay additional contractual charges for our Internet service. A decrease in Internet traffic volume may obligate us to pay for leased Internet service capacity without adequate corresponding revenues. An unexpected increase in traffic volume may require us to obtain transmission capacity through more expensive means. If we are unable to accurately project our needs for leased capacity in the future, such inability may increase our operating costs and, therefore, decrease our profitability.

--------------------------------------------------------------------------------
Our dependence on other communications carriers may add extra expense to our business operations.
--------------------------------------------------------------------------------

         Our dependence on other communications carriers, and our inability to control their price structure or ability to provide quality service, may cause us to pay higher prices than expected for access to the transmission facilities through which we provide our services. We do not own any intranational or local exchange transmission facilities in the areas where we provide services. We do not intend to construct or acquire any local exchange transmission facilities in the future. Consequently, we lease intranational and local exchange transmission facilities to connect all of the telephone calls made by our customers, and there is no assurance that the prices and nature of such facilities will not fluctuate. Furthermore, we may not be able to meet the minimum volume commitments on some of our leases, especially those that are long-term, which may result in "under-utilization" charges. See Our inability to predict traffic volume . . . above. We are also vulnerable to service interruptions and poor transmission quality from leased lines. The deterioration or termination of our relationship with one or more of our carrier vendors could have a material adverse effect upon our business, financial condition, and results of operations.

         Our dependence on international carriers makes us vulnerable to additional costs. In some countries, the intranational exchange transmission facility is owned by the national telephone company. If the lack of competitive alternatives forces us to enter into contracts with the national provider, we may have to pay much higher rates for use of the transmission facilities, if we are allowed to lease them at all.

--------------------------------------------------------------------------------
If third parties use our intellectual property without authorization, our products and services may be damaged.
--------------------------------------------------------------------------------

         Third parties may obtain and use our intellectual property without authorization and, as a result, may damage our products and services. Our intellectual property, including copyrights, service marks, trademarks, trade secrets, and other intellectual property, is critical to our success. We rely on trademark and copyright law, trade secret protection, and confidentiality agreements with our employees, customers, partners, and others to protect our intellectual property rights. These precautions may be ineffective, or the validity, enforceability, and scope of protection of intellectual property in Internet-related industries may not be adequate to protect our interests. Furthermore, the laws of some foreign countries are uncertain, evolving, or do not protect intellectual property rights to the same extent as do the laws of the United States. See Business -- Intellectual Property.

--------------------------------------------------------------------------------
Defending against intellectual property infringement claims could be expensive and could disrupt our business.
--------------------------------------------------------------------------------

         If third parties file lawsuits against us for allegedly infringing upon their intellectual property rights, our business could be disrupted and we could incur substantial legal fees. We cannot be certain that our products do not or will not infringe upon valid patents, trademarks, copyrights, or other intellectual property rights held by third parties. Defending against third-party infringement claims, regardless of their merit, could be expensive and time consuming. Successful infringement claims against us may result in substantial monetary liability or may materially disrupt the conduct of our business. See Business -- Intellectual Property.

--------------------------------------------------------------------------------
Our stock price is highly volatile and subject to wide fluctuations due to many factors, including a substantial market overhang.
--------------------------------------------------------------------------------


         The market price of our common stock is highly volatile and subject to wide fluctuations in response to quarterly variations in operating results, losses of significant customers, announcements of technological innovations, services, or affiliations or new products by us or our competitors, changes in financial estimates by securities analysts, lack of market acceptance of our products and services, or other events or factors, including the risk factors described herein. In addition, the stock market in general, and the technology stocks in particular, experience significant price and volume fluctuations that are often unrelated to a company's operating performance. As with any public company, we may be subject to securities class action litigation following periods of volatility in the market price of our securities which could result in substantial costs and a diversion of management's attention and resources.

Additionally, the sale of a substantial number of shares of common stock, or even the potential of sales, in the public market following this offering could deflate the market price for the common stock and make it more difficult for us to raise additional capital through the sale of our common stock. Assuming the exercise of warrants and stock options, we will have a total of 410,319,671 shares of common stock outstanding at the time of this offering, giving effect to the shares offered hereby. The shares offered hereby constitute more than three times the number of shares of our common stock outstanding prior to this offering.

         Shares in the amount of up to the 308,181,550 offered hereby will be freely tradable without restrictions under the federal securities laws. Substantially all of the outstanding shares of the Company are freely tradable. All of the remaining shares are "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act of

1933, and will be eligible for sale in compliance with Rule 144 after they have been held for one year. There can be no assurance that an active trading market for the common stock will be sustained after this offering. See Shares Eligible for Future Sale.

--------------------------------------------------------------------------------
Our directors and officers may be able to control or significantly influence us due to their concentrated stock ownership.
--------------------------------------------------------------------------------

         Our directors and officers may be able to use their stockholdings to influence our business, policies, and affairs, including the ability to significantly influence the election of directors and other matters requiring shareholder approval by simple majority vote. As of September 30, 2001, our directors and officers, in the aggregate and including exercisable stock options, own beneficially 12,770,950 shares of common stock, although a substantial portion are registered for resale pursuant to the registration statement of which the prospectus forms part.

--------------------------------------------------------------------------------
If our employees and affiliates exercise their stock options and other rights to acquire common stock, your proportionate interest will be diluted and we may not be able to raise additional capital on the most favorable terms.
--------------------------------------------------------------------------------

         Our directors, officers, employees, or affiliates may exercise stock options or conversion rights to purchase common stock which would result in the dilution of your proportionate interest in us. Our directors, officers, employees, and affiliates will have the opportunity to profit from any rise in the market value of the common stock or any increase in our net worth. Holders of our convertible debentures and warrants have rights to acquire a substantial and indeterminable number of shares of common stock, and the common stock underlying certain of those rights is being registered for resale to the public under federal law. Additionally, if the holders of the convertible debentures exercise their conversion rights immediately after a significant decrease in the market price of the common stock, shareholders could suffer substantial dilution, because the conversion rate is inversely proportional to the recent average market price.

         The exercise of the options or conversion rights also could adversely affect the terms on which we can obtain additional capital. For example, the holders of stock options or conversion rights could exercise them when we could obtain capital by offering additional securities on terms more favorable to us than those provided for by the rights. The stock options or conversion rights may be exercisable at prices below the market price for the common stock. See Executive Compensation.

         In addition, we currently anticipate that our available cash resources from the investment agreement with Grandview Court, LLC will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. If our capital expenditure requirements are greater than the financing available under the investment agreement, we may need to raise additional capital. The investment agreement restricts us from raising investment capital from third parties at a discount to market price during the term of the investment agreement. If we need capital, but are unable to make a request under the investment agreement for any reason, we will need to separately negotiate with Grandview to lift those restrictions so we can obtain the capital from other sources.

         We may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available or are not available on terms favorable to us, we may not be able to effectively execute our business plan.

--------------------------------------------------------------------------------
Your investment may have limited liquidity if an active trading market does not develop or continue.
--------------------------------------------------------------------------------

         Your purchase of our common stock may not be a liquid investment because our securities trade over the counter with quotes on the OTC electronic bulletin board. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock. We have no obligation and no plans to apply for quotation of our common stock on The NASDAQ Stock Market or for listing of our common stock on any national securities exchange. Factors such as our limited earnings history, the absence of a reasonable expectation of dividends in the near future, and the fact that our common stock will not be listed mean that there can be no assurance that an active and liquid market for our common stock will exist at any time, that a market can be sustained, or that investors in the common stock will be able to resell their shares. In addition, the free transferability of the common stock will depend on the securities laws of the various states in which it is proposed that a sale of the common stock be made.

--------------------------------------------------------------------------------
We do not plan to pay dividends.
--------------------------------------------------------------------------------

         We will not be able to pay dividends until we recover any losses that we may have incurred and we become profitable. We intend to retain our earnings to finance growth and expansion and for general corporate purposes. Any future declaration and payment of dividends on the common stock will depend upon our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the common stock, and other factors deemed relevant by our Board of Directors. Holders of our preferred stock have the right to dividends declared with respect to the common stock on an as-converted basis.

--------------------------------------------------------------------------------
Government regulation may impair our profitability and restrict our growth.
--------------------------------------------------------------------------------

         State and federal telecommunications and penny stock regulations could limit our ability to achieve profitability and to grow. These changes may be retroactively applied and are not within our control. Telecommunications companies are subject to regulation by the Federal Communications Commission. Conventional telephone companies are currently pushing the FCC to regulate providers of computer software products that enable voice transmission over the Internet, arguing that these companies are operating as common carriers. If this argument is successful, we will be subject to various regulatory requirements and fees. The FCC has advised Congress that it may, in the future, regulate Internet protocol telephony services as basic telecommunications services. Conventional telephone companies are also lobbying Congress to impose tariffs that would impact customer use of our products and services. In addition, several states are studying the imposition of access charges for Internet telephony providers.

         In addition to telecommunications regulation, the growing popularity and use of the Internet has led to increased regulation of communication and commerce over the Internet. The United States and other countries have enacted laws to regulate user privacy, pricing, and the characteristics and quality of Internet products and services. We are unable to predict the impact, if any, that future legislation, legal decisions, or regulations concerning the Internet may have on our business, financial condition, or results of operations.

         We are subject to additional regulation by the Securities and Exchange Commission under its rules regulating broker-dealer practices in connection with transactions in "penny stocks." This type of regulation may reduce the level of trading activity or your ability to sell the common stock. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the NASDAQ system. The penny stock rules require a broker-dealer, prior to a transaction in a regulated penny stock, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide information concerning his compensation for the penny stock purchase, current prices of the penny stock, and a special written determination that the penny stock is a suitable investment for the purchaser. See Business -- Regulation.

--------------------------------------------------------------------------------
You should not rely on historical results of operations as indications of our future performance.
--------------------------------------------------------------------------------

         Our historical results of operations are not accurate indications of our future performance. Our annual and quarterly results of operations fluctuate significantly due to, among other factors, the volume of revenues generated by our strategic partners from sales of products and services incorporating our technology or products, the mix of distribution channels used by us, the timing of new product announcements and releases by us and our competitors, and general economic conditions. There can be no assurance that our future revenues and profits will exceed our past performance. See Management's Discussion and Analysis of Financial Condition and Results of Operations.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus under the captions Summary, Risk Factors, Management's Discussion and Analysis of Financial Condition and Results of Operations, Business, and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the telecommunications industry, our plans and objectives for future operations, the likelihood of our success in developing and expanding our business, potential regulatory obligations, and other statements that are not historical facts. The forward-looking statements included herein are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties, many of which are beyond our control. When used in this prospectus, the words "anticipate," "believe," "estimate," or similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors include, among other things, the risks set forth in the Risk Factors section.

                                 CAPITALIZATION

         The following table shows our short-term debt, long-term debt, and capitalization as of September 30, 2001, and pro forma as adjusted to reflect:

(1) the exercise of 10,113,000 common stock options at various per share prices ranging from $0.11 to $1.00;
(2) the exercise of warrants to purchase 1,021,000 shares of common stock by an investor at per share prices ranging between $0.42 and $2.20;
(3) the issuance under the equity line of 300,000,000 shares of common stock for $9,636,300 at a rate based on a $0.039 per share market price;
(4) the exercise of warrants to purchase common stock for 4,089,251 shares at a per share price of $0.054; and
(5) the exercise of warrants to purchase common stock for 1,074,375 shares at a per share price of $0.079.


         For purposes of the pro forma capitalization table, we have assumed that items (2), (3), (4), and (5) have occurred because each must occur if the shares are to be sold by the selling shareholder. See Principal and Selling Shareholders. We have no control over the conversion and exercise of these debentures, options, and warrants and are unable to determine how many shares will be issued under the equity line. This table should be read in conjunction with our financial statements and the related notes thereto contained elsewhere in this prospectus.


                                                                                    September 30, 2001
                                                                     ------------------------------------------------
(dollar amounts in thousands)                                                                         Pro Forma
                                                                             Actual                  As Adjusted
                                                                     -----------------------     --------------------
Long-term obligations.........................................              $     -                  $     -
Common Stock, $0.001 par value, authorized 500,000,000 shares, issued and outstanding 93,302,045 and 410,319,671 shares as
       adjusted                                                                 93,301                    410,319
Notes receivable, stockholders................................                (362,860)                  (362,860)
Preferred Stock, $0.001 par value, authorized 10,000,000 shares, issued and outstanding none 2001 and 2000..............
Additional paid-in capital....................................               13,986,649                27,554,172
Deficit accumulated during the development stage..............              (14,991,385)              (14,991,385)
                                                                     -----------------------     --------------------
    Total shareholders' equity................................               (1,274,295)               12,610,246
                                                                     -----------------------     --------------------
         Total capitalization.................................              $(1,274,295)             $ 12,610,246
                                                                     =======================     ====================

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividend on our common stock in the past, and the board of directors intends to continue a policy of retaining future earnings to finance our growth and for general corporate purposes. Therefore, we do not anticipate paying any cash dividends on our common stock in the future.

                                    BUSINESS

         We were incorporated in 1996 to offer Internet-based communications products and services in the United States and international markets. We were one of the first companies to offer a way to transmit voice and multi-media communications over the Internet, a service commonly referred to as Internet protocol telephony. Our voice-over-Internet service integrates traditional telephone functions with advanced Internet-based communications technology.

--------------------------------------------------------------------------------
Industry Background
--------------------------------------------------------------------------------

         Historically, long distance telephone services have been offered through public switched telephone networks using traditional telephone lines, a well-established and quality service. In recent years, however, the Internet's developing technologies, unprecedented popularity, and commercialization have accelerated the integration of technologies involving computers and telephones. This commercial integration has led to a new sector in the communications industry, generally referred to as computer telephony or Internet telephony, that has developed a less expensive and more workable method of telecommunication over the Internet. Companies that offer Internet telephony services and products are generally referred to as Internet telephony service providers. Because the global marketplace is becoming familiar with the Internet and its value as a communications mechanism, companies have invested millions of dollars to develop new and enhanced applications to improve the service quality and lower implementation costs of Internet telephony.

         Internet telephone services are superior to traditional long distance telephone services in several ways. First, voice and message traffic through Internet telephony systems is less expensive than traditional telephone systems because Internet telephony services are not subject to the tariffs affecting traditional telephone services. Also, the Internet protocol telephony network routes transmissions using packetized switching that is less expensive to deploy and allows for more efficient use of the capacity that exists in the communications infrastructure. Second, Internet protocol telephone services have superior capability than traditional telecommunications technology for innovative features such as interactive document and data sharing and multi-media data transmissions.

         New applications of voice-over-Internet services are being developed every day. The cost of computer processing is decreasing and customer demand is increasing. Internet telephone systems are more economical, have more features, and may become more reliable than traditional telephone services, and may allow companies to communicate better with their customers, employees, and vendors.

--------------------------------------------------------------------------------
The Access Power Solution
--------------------------------------------------------------------------------

         We are developing our Internet-based telephony network, Access Power Advanced Communications(R), and services, FreeWebCall.com(TM) and e-button(TM), to provide a domestic and international communications network that allows customers to place calls through the Internet using traditional telephones and PCs. Unlike traditional switch-based telephone systems, we use the Internet as the backbone to complete the long distance connection, thereby eliminating the tariff fees associated with long distance carriers and providing a less costly alternative to traditional long distance telephone lines.

--------------------------------------------------------------------------------
Products And Services
--------------------------------------------------------------------------------

         Access Power Advanced Communications integrates traditional telephone functions with advanced Internet-based communications technology. This service enables users to communicate over the Internet from a PC to a telephone with a significant reduction in costs over traditional telephone services. Through this service, a user can place long distance telephone calls from a PC anywhere in the world over the Internet to telephones in any area where Access Power terminates calls. Currently, we have such service available for calls to telephones in the United States and 47 countries.

         Our FreeWebCall.com customers' experience is supported by a standards based solution featuring Microsoft's NetMeeting software and Cisco Systems hardware.

--------------------------------------------------------------------------------
Freewebcall.Com(TM)
--------------------------------------------------------------------------------

         FreeWebCall.com was launched August 1, 2000. It is a sponsor-subsidized Internet Protocol telephone service whose subscribers enjoy low cost calling from their Windows-based PC to any telephone in the United States and several other countries. Additional features to allow our subscribers to make free PC-to-PC calls, and engage in text chat, file sharing, program sharing, and whiteboard collaboration. We plan to implement video capabilities this year. FreeWebCall.com customers register for service and log-in to use the service at the FreeWebCall.com website.

--------------------------------------------------------------------------------
E-Button(TM)
--------------------------------------------------------------------------------

         The e-button software provides electronic commerce benefits to any company with a traditional call-center. This technology allows consumers viewing a company's web site to click the e-button icon, which will instantly dial a designated representative of that company, usually someone providing sales or support services. This technology allows corporate customers to voice-activate their Website, providing faster and more effective sales, customer service, or technical support. We are redesigning e-button to integrate certain FreeWebCall features. The modifications will require a company owning a site using e-button to pre-pay for the service while the company's customer will still be able to contact the company for free using e-button.

--------------------------------------------------------------------------------
Strategy
--------------------------------------------------------------------------------

         We believe a significant commercial opportunity is emerging from the application of Internet-based products and services to the transmission of voice, video, and facsimile through the use of packetized Internet protocol networks. Access Power's objective is to be one of the world's leading providers of international Internet protocol telephone products and services. Our strategy to achieve that objective includes the provision of free and low cost Internet telephone services and by selling Internet telephone products through FreeWebCall.com, the exploitation of new technology including FreeWebCall.com and e-button; and the continued development of enhanced products and services that utilize our international Internet protocol telephone network. Some sales may be offered on or through links on the Accesspower.com website. We intend to capitalize on our officers' and principal employees' extensive backgrounds to develop unique services that differentiate us from our competitors and that enhance our customers' communications experience.

--------------------------------------------------------------------------------
Enhance FreeWebCall.Com(TM)
--------------------------------------------------------------------------------

         FreeWebCall.com provides free PC-to-PC and low cost PC-to-phone long distance service to consumers. FreeWebCall.com revenue is generated by charging per minute rates, displaying advertising at the site and by receiving commissions on the sale of the products and services of other companies that are advertised and promoted on the FreeWebCall.com website. Subscribers call from their Windows-based PCs to other windows-based PCs or to regular telephones. Recently, technology was added that allows our subscribers to participate in text chat, file sharing, program sharing, and whiteboard collaboration. We are working on adding video capabilities.

--------------------------------------------------------------------------------
Leverage The Low Operating Costs Of Our Network
--------------------------------------------------------------------------------

         Internet protocol telephone calls are treated as data communications and are not subject to the expensive access fees to which standard long-distance calls are subjected. This is especially significant when it comes to international calls, where extra fees can be a significant addition to the cost of a call. Our technology enables us to offer international calling at reduced costs to customers.

         We believe that the future of telecommunications is in the value of the enhanced services a provider offers and that long-distance telephone services as we know them today will become a low-priced commodity. We believe that this premise will propel Internet telephone services into the mainstream of communications. Internet telephone services by definition operate within computers, a medium that allows for the development of sophisticated user applications that will differentiate Internet protocol telephony from traditional telephony systems.

--------------------------------------------------------------------------------
Customer Service
--------------------------------------------------------------------------------

         We believe customer service is one of our greatest strengths. Our customer service organization's leadership team consists of professionals who have managed customer care for demanding companies.

         Access Power's operations and customer service includes a call center and e-mail response as well as the mailing of correspondence. The call handling customer support systems have been developed in-house and reside on our Website. The representative and the customer may jointly access our home page for information on topics of interest.

--------------------------------------------------------------------------------
Sales And Marketing
--------------------------------------------------------------------------------

         Our market includes consumer and commercial users of advanced communications products and services and users of the Internet. We consider the developing Internet telephone products and services to be an advancement over what traditional telecommunications services offer and may provide in the future. From the user's prospective these advances include the use of the PC as a voice and video communications tool. Advanced functionality includes the current technical capability allowing a customer to place a PC-to-phone call to one person and simultaneously process an instant message text chat with another person. Additional features consist of PC-to-PC collaboration tools allowing text chat, file sharing, program sharing and whiteboard collaboration.

         Our current sales initiative is directed toward customer acquisition for our FreeWebCall.com service. Our subscribers have been and will continue to be generated mainly by associations with banner advertisement aggregators, marketing associations, marketing affiliations, and word of mouth. Word of mouth has become more advanced and involved with the emergence of the Internet and we intend to establish a marketing program whereby customers can easily advise other potential customers via e-mails about our service.

         The target market for our PC-to-phone service is the worldwide Internet user base. Nua Ltd. estimates that the number of worldwide users on-line will increase from approximately 98 million in 1997 to approximately 350 million by 2005. Neilsen Net Ratings measurements found that approximately 144 million people surfed the Web from home in July 2000, 35% more than the same period in 1999. The same study showed that from July 1999 to July 2000 the time people spent on the Internet increased by 26%. The International Telecommunications Union reports that during 2000, the 1.5 billion telephone users worldwide transmitted one in 33 of their global phone calls using the Internet. The ITU estimates that by 2004, 40% of calls will be web-based.

         E-button is sold to businesses that have a Website and call center. According to Yahoo!, as of August 23, 2001, there were over 676,000 business-oriented Websites worldwide. Some of these businesses also have a call center for customer service, sales, or technical support. We aim to capture a significant portion of this business market for sales of the e-button(TM) product.

--------------------------------------------------------------------------------
Employees
--------------------------------------------------------------------------------

      As of November 9, 2001 the Company retained 6 full time employees.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto and the other financial information included elsewhere in this document.

PLAN OF OPERATION

Overview
--------

         Access Power, Inc. was formed in 1996 to offer Internet-based communications products and services in the U.S. and international markets. We are creating a network of Internet telephony gateway servers and Internet protocol and public switched telephone network circuits to provide voice and multimedia communications services, more commonly referred to as Internet protocol telephony.

         From our inception, we have devoted most of our efforts to technical analysis, development, procurement, implementation, testing, and the establishment of the corporate and technical policies and procedures necessary to support our business requirements. We are a development stage operation.

         Our Internet protocol telephony gateway network allows us to offer competitively-priced call rates while providing premium communications features. Our current products and services are based primarily on PC-to-phone communications. The PC-to-phone service is done through our FreeWebCall.com service. Customers anywhere in the world can use a PC to place calls to telephones in the United States and 47 other countries. Customers order the service at our FreeWebCall.com web site and pre-pay on-line using a credit card or by mailing in a check or money order. Upon receipt of payment and account activation, the customer receives his or her codes via e-mail allowing him or her to use the service and place calls. The customer's PC-to-phone calls are charged to his or her account at a per minute rate based on where they are calling. Paying PC-to-phone customers are also eligible to use the free PC-to-PC calling service. Customers can sign up for only the PC-to-PC service which includes the collaboration features of text chat, file, document and whiteboard sharing. The service is also supported by advertising and product offerings from various providers. The offerings are in the form of banner ads displayed to site visitors and customers of FreeWebCall.com. Depending on the particular arrangement we receive payments for the advertising impressions that are displayed or sales commissions for purchases originating from our sites.


         While in our start-up and current development stages, we tested and introduced certain products and services, new to both the communications industry and us. In order to be competitive in our market place, we followed industry leaders by offering free services subsidized by Internet advertising. We built a subscriber base of approximately 500,000 by offering this free service. As the Internet advertising industry declined in both revenue and inventory, our revenue declined accordingly. We have since changed our business model to a combination of free and for-pay services and are rebuilding our base of subscribers from zero. Our free service is PC-to-PC based and we do not incur any network costs by offering this product. We use the site traffic generated from the free service to offer pay services and products. As of October 31, 2001, we have 21,370 subscribers, primarily users of the free service. To date, we have not realized enough revenues from sales of any products or services in amounts necessary to support all of our cash operating needs.

         In order to achieve sustainable commercial, as well as break-even, operations, we are pursuing co-branding opportunities for our phone-to-PC service, as well as developing new products that leverage our computer telephony experience, network capacity and hardware capabilities. Based on our prior experience of co-branding for-pay services, we expect to grow at a rate of 1,000 customers per month, with an average gross revenue of $10 per customer per month. At this rate of growth, we expect to be able to sustain operations within 24 months and reach break-even within 36 months.

Expansion Plans
---------------

         We believe we must expand our gateway network capacity and our customer base to achieve profitability. This expansion will be done in conjunction with the implementation of developments that will add further value to the customers of our services. Some of the developments will be low cost to us but intended to enhance the existing user experience within the free or low cost to consumer sponsor based model. We expect to add communication service offerings that will increase customer value and grow revenues. We are also working with various advertisers and suppliers to continue maximizing the opportunities presented by our site activity.


Marketing
---------

         Our current marketing focus is on FreeWebCall.com subscriber acquisition and the leveraging of the resultant activity by adding value to the subscriber experience and promoting or reselling various products and services. Subscriber acquisition is occurring primarily through developing relationships with on-line link distributors who display our advertisements at selected web-sites. The links refer Internet users to our site to join and become a member. Service revenue is generated by members who purchase our PC-to-phone service. Additional revenue is generated by displaying ad impressions or from sales commissions through marketing associations with suppliers of various products and services that are strategically promoted on our web site pages.

TWELVE MONTHS ENDED DECEMBER 31, 2000 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1999

         Revenues and Costs of Revenues
         ------------------------------

         Total revenues for the twelve months ended December 31, 2000 increased $161,319 or 89.6% due to the increased marketing of our Net.Caller product that offered flat rate calling to any telephone in a number of countries from any PC worldwide. During the twelve months ended December 31, 2000, we changed our revenue model from charging a flat rate per month to a free service to our subscribers, supported by advertising sponsors. We received over 500,000 subscriptions to this free service; however, with the internet industry-wide reduction in advertising revenue on both revenue per impression and total available advertising, this became an unprofitable model. During the year ended December 31, 2000, revenue declined as we changed to the sponsor-based model due to the decline in advertising revenue. On April 23, 2001, we cancelled the subscriptions of all subscribers to our free service and began offering PC to Phone long distance calling on a various cost per minute basis. We also began offering free PC-to-PC calling. Both PC to Phone and PC-to-PC calls are in part supported by advertising revenue.

         Our direct cost of revenue consists primarily of network costs of carrying our customers' PC to Phone traffic on leased networks. As a percentage of revenue, we expect direct cost of revenue in the near term to decrease as we have changed our model to charge on a per-minute basis. Longer term, our direct cost of revenue will increase, as there is then a decline in per-minute charges to our customers. We incur no variable costs on PC-to-PC calls. Cost of services increased $1,110,298 to $1,438,776 in 2000 as we promoted initially our Net.Caller flat rate product and then our FreeWebCall sponsor based product.

         Expenses
         --------

         Product development and marketing expenses were $1,279,330 in 2000 compared to $687,359 in 1999, an increase of $591,971 or 86.1%. Advertising and public relations associated with product marketing accounted for $449,060 of the increase. Depreciation and amortization expenses increased $62,494. General and administrative expenses were $2,504,206 in 2000 compared to $1,642,134 in 1999, and increase of $862,072 or 52.5%. Payroll, contract labor, and office staffing expenses accounted for $484,028 of the increase. Finders' fees increased $243,566 to $350,000 from $106,444, due to the increase in financing activities in 2000 compared to 1999, and the write off of receivables deemed not collectible accounted for $179,139 of the general and administrative increase.

TWELVE MONTHS ENDED DECEMBER 31, 1999 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1998

         Revenues and Costs of Revenues
         ------------------------------

         Total revenues for the twelve months ended December 31, 1999 decreased $87,899 or 32.8%. Revenues from services provided increased 218.7% from $53,519 to $170,601 due to increased marketing of the company's new flat rate services. Product sales decreased 95.6% from $214,431 to $9,450 due to the initial fees received related to our Canadian venture ($24,000), the sale of equipment to that venture ($188,092) in 1998, compared to sales of solely software and service in 1999. The Canadian venture has since been terminated by mutual agreement of the parties.

         Our direct cost of revenue consists primarily of network costs of carrying our customers' PC to Phone traffic on leased networks. Direct cost of services increased $292,078 in 1999 to $328,378 from $36,300 as we developed and marketed our Net.Caller product.

         Expenses
         --------

         Product development and marketing expenses were $687,359 in 1999 compared to $695,372 in 1998. General and administrative expenses increased $435,929 or 33.1%. Professional fees for marketing and equity financing increased $701,666 from $206,680 to $908,348 or 339.5%. These expenses were slightly offset by lower payroll of $88,775, lower travel of $37,258 and lower temporary help of $13,506 in 1999 compared to 1998.


PERIOD ENDED SEPTEMBER 30, 2001 COMPARED TO PERIOD ENDED SEPTEMBER 30, 2000

Revenues and Costs of Revenues
------------------------------

           Revenues decreased $64,203 from $66,709 in the three months ended September 30, 2001 compared to the previous year. Revenues decreased $301,010 from $320,876 in the nine months ended September 30, 2001 compared to the previous year. The period ending September 30, 2000 included revenues realized from our Net.Caller(TM) service, which was a for-pay service that we discontinued during that reporting period. We followed industry leaders at that time by offering free services subsidized by advertising. The subsequent Internet advertising industry decline made our free service no longer a viable business model. We had to change to a for-pay offering and rebuild our base of subscribers from zero. Our revenue decline reported in the period ending September 30, 2001 is reflective of the changeover in business model and rebuilding our customer base.


Expenses
--------


           Our direct cost of revenue consists primarily of network costs of carrying our customers' PC to Phone traffic on leased networks. As a percentage of revenue we expect direct cost of revenue to initially, in the near term, to decrease as we have changed our model to charge on a per-minute basis. Longer term our direct cost of revenue will then increase, as there is then a decline in the per-minute charges to our customers. We incur no variable costs on PC-to-PC calls. Cost of services decreased $589,553 from $607,206 to $17,653 in the three months ended September 30, 2001 compared to the previous year. Cost of services decreased $789,726 from $1,180,120 to $390,934 in the nine months ended September 30, 2001. These decreases represent the lower usage as described above in the Revenue discussion. Product development and marketing expenses were $150,455,a decrease of $146,468 or 49% in the three months ended September 30, 2001. Promotional advertising expenses decreased $77,837; Internet gateway expenses decreased $85,110. For the nine months ended September 30, 2001 product development and marketing expenses decreased $548,749 or 49% to $582,131. Promotional advertising decreased $210,881, public relations expenses decreased $155,839, gateway services decreases $167,093 and contract labor decreased $72,269. General and administrative expenses decreased $169,807 or 43% from $390,385 to $220,578. Payroll and outside labor decreased $64,534, insurance expense decreased $7,437, professional fees decreased $20,043, office supplies and expenses decreased $7,618 and communications expenses decreased $26,715.

PERIOD ENDED SEPTEMBER 30, 2000 COMPARED TO PERIOD ENDED SEPTEMBER 30, 1999

Revenues and Costs of Revenues
------------------------------

         Revenues increased $16,110 from $50,599 to $66,709 in the three months ended September 30, 2000 compared to the same period in 1999. Revenues increased $241,427 to $320,876 from $79,449 in the nine months ended September 30, 2000 compared to the prior year. These increases were the result of sales of our Net.Caller service, which we began to offer in April 1999. Software sales decreased from $1,050 to zero and $9,450 to zero in the three and nine months periods ended September 30, 2000 compared to the prior year because we concentrated on providing our Net.Caller service instead of reselling software.

         Expenses
         --------

         Our direct cost of revenue consists primarily of network costs of carrying our customers' PC to Phone traffic on leased networks. As a percentage of revenue we expect direct cost of revenue to initially, in the near term, to decrease as we have changed our model to charge on a per-minute basis. Longer term our direct cost of revenue will then increase, as there is then a decline in per-minute charges to our customers. We incur no variable costs on PC-to-PC calls. Cost of services increased $524,996 to $607,206 in the three months ended September 30, 2000. For the nine months ended September 30, 2000 Cost of services increased $1,033,953 to $1,155,838. These increases represent increased usage of our Net.Caller service which was introduced in April 1999. Product development and marketing expenses were $296,923 up $173,689 from $123,234 for the three months ended September 30, 2000, compared to the same three months in the prior year. Advertising and public/investor relations represented $115,235 of this increase. For the nine months ended September 30, 2000, product development and marketing increased $401,718, or 55%, to $1,130,880. Public/investor relations represented $361,913 of this increase. These increases were the result of the marketing and sales of the Net.Caller service which we began to market in April 1999. General and administrative expenses decreased $1,474, to $390,385 in the three months ended September 30, 2000 from $391,859 for the same period in the prior year. Payroll and outside staffing services increased $45,502, legal fees increased $43,192 offset by $100,000 lower finders fee. For the nine months ended September 30, 2000, general and administrative expenses increased $604,492, or 64%, to $1,542,634. Payroll and outside staffing represented $277,245 of this increase and finder's fees on the capital raises accounted for $250,000 of the increase.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have financed our operations through the proceeds from the issuance of equity securities and loans from stockholders and others. To date, we have raised approximately $4,340,000 from the sale of common stock and preferred stock, and have borrowed approximately $3,958,000 from investors and stockholders. Funds from these sources have been used as working capital to fund the build-out of our network and for internal operations, including the purchases of capital equipment.

         We generated negative cash flow from operating activities for the period from inception (October 10, 1996) through September 30, 2001. We realized negative cash from operating activities for the nine months ended September 30, 2001, of ($1,584,439) compared to negative cash from operating activities of ($2,529,229). Investing activities for the period from inception through September 30, 2001 consisted primarily of equipment purchases to build out the network.


         The timing and amount of our capital requirements will depend on a number of factors, including demand for our products and services. At September 30, 2001, we had $2.4 million in accounts payable and accrued expenses, including $111,000 accrued to cover the cost of services of an investor relations firm through September 30, 2001, Subsequent to September 30, 2001, we terminated the investor relations agreement and agreeed to pay an aggregate of $135,000 in connection with such services. Without sufficient sales of equity securities through an equity line with an underwriter or other sales of securities, we will not be able to fund our liabilities or otherwise execute our business plan through December 31, 2001.


         We raised $75,000 in January 1999 from the sales of a total of 75 shares of Series A Preferred Stock for $1,000 per share. In connection with one of these sales, we also issued 27,777 shares of common stock as a finder's fee and recognized expense of $7,500 and an increase to capital stock of the same amount. We received $150,000 as a good faith deposit with the letter of intent and issued 1,500,000 shares of common stock in return to the investor.

         We issued 512,000 shares of common stock in exchange for a debt repayment and the interest due thereon in April 1999.

         We issued 2,630,000 shares of common stock upon the exercise of employee stock options for $1,257,100 in June 1999. We issued $1,000,000 of 6% convertible debentures in September of 1999 and $200,000 of 6% convertible debentures in December of 1999.

         We issued $800,000 of 6% convertible debentures in January of 2000, $2,500,000 of 6% convertible debentures in February of 2000, $200,000 of 6% convertible debentures in August of 2000, and $100,000 of 6% convertible debentures in September of 2000.

         We issued 19,237,000 shares of common stock in January 2001 and 4,297,500 shares of common stock in February 2001, both for cash. We issued 650,000 shares of common stock in March 2001 in settlement of a lawsuit.

         Our financing activities for the nine months ended September 30, 2001, provided a net total of $1,418,352. Cash at the end of that period was $1,399. As of October 31, 2001, we had cash of $4,939 and working capital of ($1,561,000).

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our executive officers and directors and their ages as of August 7, 2001 are as follows:


Name                            Age    Position
----                            ---    --------

Glenn A. Smith                   45    President, Chief Executive Officer, and Director

Tod R. Smith                     40    Chief Technology Officer, General Counsel, and Director

Maurice J. Matovich              42    Chief Operations Officer and Director

Howard Kaskel                    55    Chief Financial Officer

         Glenn A. Smith has served as our President, Chief Executive Officer, and a director since our formation in 1996. He has over twenty years experience in developing interactive systems and Internet-based businesses and services. From 1992 to 1996, Mr. Smith was self-employed as a developer of advanced computer telephony systems and services.

         Tod R. Smith has served as our Chief Technology Officer and General Counsel since 1998 and as a director since 1997. Mr. Smith worked at AT&T as a Technical Staff member specializing in computer consulting and the development of software from 1988 to 1998.

         Maurice Matovich has served as our Chief Operating Officer since 1998 and as a director since 1997. Mr. Matovich served as a manager at AT&T where he specialized in high-tech operations management, client relations, and shareholder relations from 1984 to 1997.

         Howard Kaskel has served as our Chief Financial Officer since 1998. Mr. Kaskel also is currently a limited partner with Tatum CFO Partners, LLP, a partnership of career chief financial officers. From 1996 to 1997, Mr. Kaskel served as the Chief Financial Officer of DeFalco Advertising and as the Chief Financial Officer of Pinnacle Site Development Inc. until joining us in 1998. He was a partner at Kaskel, Solowiei & Associates, a financial consulting firm, from 1993 to 1996, where he advised companies regarding acquisitions, divestitures, and business planning.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual compensation for services in all capacities to us for the year ended December 31, 2000 with respect to the Chief Executive Officer and the Chief Financial
Officer:

                                                     Annual Compensation            Long-Term Compensation Awards
------------------------------------ --------- -------------------------------- --------------------------------------
    Name and Principal Position        Year                Salary                 Securities Underlying Options (#)
------------------------------------ --------- -------------------------------- --------------------------------------
          Glenn A. Smith,              2000                $96,000                            4,650,000
      Chief Executive Officer          1999                $96,000                            4,700,000
                                       1998                $96,000                             100,000

         Howard L. Kaskel,             2000               $108,000                            1,093,000
      Chief Financial Officer          1999               $113,750                            1,205,500
                                       1998                $35,750                               --

STOCK OPTIONS

         The following table summarizes certain information regarding options to purchase common stock granted to the Chief Executive Officer during the year ended December 31, 2000. We did not grant any stock appreciation rights in 2000.

                                        Option/SAR Grants in Last Fiscal Year
                                                 (Individual Grants)
----------------------------------------------------------------------------------------------------------------------
                           Number of Securities   Percent of Total Options/    Exercise or Base
                           Underlying Options/    SARS Granted to Employees          Price
Name                         SARs Granted (#)           in Fiscal Year              ($/Sh)          Expiration Date
------------------------- ----------------------- --------------------------- -------------------- -------------------
Glenn A. Smith                   250,000                    24.81%                  $ 0.51              05/10/10
Howard L. Kaskel                 187,500                    18.61%                  $ 0.51              05/10/10

         The following table summarizes the number and value of unexercised options held by the Chief Executive Officer as of December 31, 2000. The Chief Executive Officer did not exercise any options in the year ended December 31, 2000.


                                           Fiscal Year-End Option Values
---------------------------------------------------------------------------------------------------------------------
                                         Number of Securities            Value of Unexercised in-the-Money Option/
                                        Underlying Unexercised                  SARs at Fiscal Year-End ($)
                                           Options/SARS At                              Exercisable/
                                   Fiscal Year-End (#) Exercisable/                    Unexercisable
Name                                        Unexercisable
------------------------------- --------------------------------------- ---------------------------------------------
Glenn A. Smith                                        200,000 /0                            (1)
                                                    4,100,000 /0                            (1)
                                                      100,000 /0                            (1)
                                                      250,000 /0                            (1)

Howard L. Kaskel                                      150,000 /0                            (1)
                                                      518,000 /0                            (1)
                                                      232,000 /0                            (1)
                                                       37,500 /0                            (1)
                                                      187,500 /0                            (1)

(1) At December 31, 2000 there were no unexercised stock options that were in-the-money.

EMPLOYMENT AGREEMENTS

         We entered into an amended employment agreement with Howard L. Kaskel on June 29, 2001. The agreement provides that Mr. Kaskel will serve as our Chief Financial Officer on a part-time basis (two days per week) for $7,200 per month which includes a base salary of $6,000 and a retainer of $1,200 for Tatum CFO Partners, LLP, of which Mr. Kaskel is a partner. Additional days are paid at the rate of $1,200 per day. There is no cap on the additional salary that could be payable. The agreement is terminable by us upon thirty days written notice with all payments required pursuant to the agreement to be paid on or before the termination date. We do not have employment agreements with any other of our executive officers.

         If the agreement is cancelled after six months of employment, Mr. Kaskel and Tatum will receive $6,000 and $1,200, respectively. If it is cancelled after 12 months, Mr. Kaskel and Tatum will receive $12,000 and $2,400, respectively. For every additional six months' employment, Mr. Kaskel and Tatum will receive and additional month's salary and fee, up to a maximum of six months.

DIRECTOR COMPENSATION

         The directors have not received compensation for their duties as members of the board of directors, and we have no current plans to compensate directors for serving on the board in the future.

STOCK INCENTIVE PLAN

         In June of 1997, we adopted our Stock Incentive Plan to provide selected employees and affiliates rendering services to us or our affiliates an opportunity to purchase our common stock. The Stock Incentive Plan promotes our success and enhances our value by linking the personal interests of participants to those of our shareholders and by providing participants with an incentive for outstanding performance. Awards under the Stock Incentive Plan may be structured as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, for employees or as non-qualified stock options for any participant. The aggregate number of shares of common stock with respect to which incentive stock options may be granted pursuant to the Stock Incentive Plan cannot exceed 2,500,000 shares.

         Incentive stock options are subject to certain limitations, including the requirement that such options be granted with an exercise price no less than the fair market value of the common stock at the date of grant and that the value of stock with respect to which the options are exercisable by a participant for the first time in any year may not exceed $100,000, based on the fair market value of the stock at the date of grant. In addition, incentive stock options may not be granted to employees who own more than ten percent of the combined voting power of all classes of our voting stock, unless the option price is at least 110% of the fair market value of the common stock subject to the option and unless the option is exercisable for no more than five years from the grant date.

         The compensation committee of our board of directors has discretion to set the terms and conditions of options, including the term, exercise price, and vesting conditions, if any; to determine whether the option is an incentive stock option or a non-qualified stock option; to select the persons who receive such grants; and to interpret and administer the Stock Incentive Plan.

         As of the date of this prospectus, options to purchase an aggregate of 10,113,000 shares of common stock have been granted under the Stock Incentive Plan and were outstanding, including options for 4,650,000 shares of common stock issued to Glenn A. Smith and options for 1,093,000 shares of common stock issued to Howard L. Kaskel. Mr. Smith's options have an exercise price of $0.11 per share for 4,100,000 shares, $0.54 per share for 100,000 shares, $0.22 per share for 200,000 shares and $0.51 per share for 250,000. Mr. Kaskel's options have an exercise price of $0.22 per share for 150,000 shares, $0.11 per share for 518,000 shares, $0.54 per share for 37,500 shares, and $0.51 per share for 187,500 shares.

RELATED PARTY TRANSACTIONS

         On September 30, 1999, we entered into Share Exchange Agreements with our executive officers whereby the officers were issued one share of Series B Convertible Preferred Stock for each one thousand shares of common stock presented. Glenn Smith, Tod Smith, Maurice Matovich, and Howard Kaskel received 2,662, 640, 450, and 200 shares of Series B Convertible Preferred Stock, respectively. In January of 2000, the Series B Convertible Preferred Stock was converted back to common stock.

                           CERTAIN MARKET INFORMATION

Price Range of Common Stock

         Our common stock is traded over-the-counter and quoted on the OTC electronic bulletin board under the symbol "ACCR" on a limited and sometimes sporadic basis. Quoting began in December of 1997. The reported high and low bid prices for the common stock are shown below for the indicated periods through November 2, 2001. The prices presented are bid prices that represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices do not necessarily reflect actual transactions. As of September 18, 2001, there were approximately 314 shareholders of record of our common stock.

                                       Bid
                                       ---

                                                       Low        High
                                                       ---        ----

1998
----
First Quarter                                          $0.81      $1.38
Second Quarter                                         $1.38      $4.06
Third Quarter                                          $0.53      $2.19
Fourth Quarter                                         $0.22      $0.75

1999
----
First Quarter                                          $0.08      $0.33
Second Quarter                                         $0.12      $1.56
Third Quarter                                          $0.30      $0.79
Fourth Quarter                                         $0.20      $0.97

2000
----
First Quarter                                          $0.37      $3.47
Second Quarter                                         $0.43      $1.43
Third Quarter                                          $0.22      $0.47
Fourth Quarter                                         $0.09      $0.29

2001
----
First Quarter                                          $0.05      $0.13
Second Quarter                                         $0.03      $0.05

Third Quarter                                          $0.02      $0.03
Fourth Quarter (through November 2, 2001)              $0.03      $0.08

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by Grandview that it has obtained under the investment agreement. We will receive, however, the sale price of any common stock purchased by Grandview under the investment agreement.

         We will not receive any of the proceeds from the sale of shares by the other selling shareholders. We will receive, however, $4,248,241 if all outstanding warrants and options to purchase common stock are exercised by the selling shareholders. We expect to use the proceeds of any such sales for general working capital purposes.

                       PRINCIPAL AND SELLING SHAREHOLDERS

Overview
--------

         The number of shares we are registering for resale by Grandview Court, LLC is based in part on our good faith estimate of the number of shares we will issue to Grandview under the investment agreement. The number of shares we are registering for issuance under the investment agreement may be higher than the number we actually issue under the investment agreement. The remaining shares we are registering are based upon shares held by, or underlying convertible securities held by, the other selling shareholders.

         Grandview is engaged in the business of investing in publicly traded equity securities for its own account. Grandview's principal offices are located in the Cayman Islands. Other than the shares registered hereunder, Grandview does not own any of our securities as of the date of this prospectus, and it has no other commitments or arrangements to purchase or sell any of our securities other than its obligation to purchase common shares under the investment agreement. There are no business relationships between Grandview and us other than as contemplated in the investment agreement. Grandview's managers will be solely responsible for making investment decisions with regard to the common stock purchased by Grandview from us.

         This prospectus covers 1,021,000 shares of common stock held by Bamboo Investors LLC pursuant to presently exercisable warrants to purchase common stock. The decision to sell our common stock will be made by Bamboo's officers and board of managers.

         The table below sets forth certain information regarding the beneficial ownership of the common stock, as of September 18, 2001, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, our Chief Executive Officer and our Chief Financial Officer, (iii) all directors and executive officers as a group, and (iv) the selling shareholders.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, we believe each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

                                                          Shares Beneficially Owned                Shares Beneficially
                                                            Prior to the Offering               Owned After the Offering
                                                ----------------------------------------------- --------------------------

                                                                             Number of Shares
Beneficial Owner                                   Number      Percentage       to be Sold         Number     Percentage
----------------                                   ------      ----------       ----------         ------     ----------
Glenn A. Smith(1)                                 7,056,500          7.3%          2,406,500       4,650,000        1.2%
Tod Smith(2)                                      2,540,000          2.8%          1,000,000       1,540,000           *
Maurice J. Matovich(3)                            2,069,050          2.3%          1,269,050         800,000           *
Howard L. Kaskel(4)                               1,105,400          1.2%          1,093,000          12,400           *
Bamboo Investors LLC(5)                         119,458,500         56.2%          1,021,000     118,437,500       22.7%
Grandview Court, LLC(6)                         300,000,000         76.3%        300,000,000               -           -
Keith Alan St.Cyr                                   650,000             *            650,000               -           -
Tatum CFO Partners, LLP(7)                          547,000             *            547,000               -           -
William Thayer(8)                                    75,000             *             75,000               -           -
Randy Heaps(9)                                       60,000             *             60,000               -           -
James R. Schnorf                                     50,000             *             50,000               -           -
Eric Dulles(10)                                       4,000             *              4,000               -           -
Kim Saldutti(11)                                      3,000             *              3,000               -           -
Doreen Sabina(12)                                     3,000             *              3,000               -           -

All directors and executive officers as a group  12,770,950         12.5%          5,768,550       7,002,400        1.7%
(4 persons) (1) (2)(3)(4)

--------------------
*Less than 1%.

(1) Includes 10,400 shares of common stock held for a minor child and 4,050,000 shares subject to presently exercisable options. Mr. Smith is our Chief Executive Officer and President, and is a director.
(2) Includes 1,900,000 shares subject to presently exercisable options, 360,000 of which are offered for sale hereby. Mr. Smith is our Chief Technology Officer and General Counsel, and is a director.
(3) Includes 1,800,000 shares subject to presently exercisable options, 1,000,000 of which are offered for sale hereby. Mr. Matovich is our Chief Operations Officer and a director.
(4) Includes 1,093,000 shares subject to presently exercisable options. Mr. Kaskel is our Chief Financial Officer and is also a partner of Tatum CFO Partners, LLP.
(5) Includes (i) 1,021,000 shares of common stock issuable upon exercise of presently exercisable warrants and (ii) 118,437,500 shares issuable upon conversion of certain convertible debentures that the holder may acquire pursuant to its exercise of a special warrant based upon the three day average share price of $0.037.
(6) Includes shares issuable in the future under the investment agreement that are registered pursuant to the registration statement of which this prospectus is a part. The number of shares issuable will be determined by a formula described under Investment Agreement
(7)      Includes 547,000 shares subject to presently exercisable options.
(8) Includes 75,000 shares subject to presently exercisable options. Mr. Thayer was our vice-president of sales until January 2000.
(9) Includes 60,000 shares subject to presently exercisable options. Mr. Heaps performed work for us as an independent contractor.
(10) Includes 4,000 shares subject to presently exercisable options. Mr. Dullas performed work for us as an independent a contractor.
(11) Includes 3,000 shares subject to presently exercisable options. Ms. Saldutti is the wife of Mr. Ralph Saldutti. Mr. Saldutti performed work for us as an independent contractor.
(12) Includes 3,000 shares subject to presently exercisable options. Ms. Sabina performed work for us as an independent contractor.


         The actual number of shares of common stock deemed to be beneficially owned by Bamboo and Grandview cannot be determined at this time and could be materially less or more than this estimated number depending on the future market price of our common stock.


         The following persons have investment and voting control over the Access Power shares held by the following selling shareholders:

          Grandview:  David Sims

          Bamboo Investors: WEC Management has voting and investment control of the Company's securities. Ethan Benovitz, Jamie Hartman, Mark Nordlicht and Daniel Saks are the controlling persons of WEC.

          Tatum CFO:  John Tatum, Doug Tatum and Mike McCracken


                              PLAN OF DISTRIBUTION

General
-------

         Grandview is offering the shares of our common stock for its account as a statutory underwriter, and not for our account. We will not receive any proceeds from the resale of our common stock by Grandview. Grandview will be offering for sale up to 300,000,000 shares of our common stock acquired by it pursuant to the terms of the investment agreement more fully described below and the warrants we issued to it in connection with the investment agreement. Grandview has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933 in connection with such sales of our common stock to it and will be acting as an underwriter in its resales of our common stock under this prospectus. Grandview has, prior to any sales, agreed not to effect any offers or sales of our common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase shares of our common stock in violation of any applicable state and federal securities laws, rules, and regulations and the rules and regulations governing the OTC electronic bulletin board.

         To permit Grandview to resell the shares of our common stock issued to it under the investment agreement, we agreed to register those shares and to maintain that registration. Therefore, we have agreed with Grandview that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act of 1933 and the rules and regulations promulgated thereunder to keep it effective until the earlier of (i) the date as of which Grandview may sell all of the securities it holds without restriction pursuant to Rule 144(k) promulgated under the 1933 Act or (ii) the date on which (A) Grandview has sold all the common stock required to be registered under the investment agreement; or (B) Grandview has no right to acquire any additional shares of common stock under the investment agreement.

         Grandview is subject to the applicable provisions of the Exchange Act of 1934, including without limitations, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of our common stock may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids, or to effect passive market making bids. In connection with the transactions in our common stock, we also will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitations, the rule set forth above. These restrictions may affect the marketability of the shares of our common stock owned by Grandview.


         All the selling security holders have advised us that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers, or dealers regarding the distribution and resale of the shares or warrants. If we are notified by a selling security holder that any material arrangement has been entered into with an underwriter for the sale of their shares or warrants, then, to the extent required under the Securities Act of 1933 or the rules of the Securities and Exchange Commission, a supplemental prospectus will be filed to disclose the following information as we believe appropriate: (i) the name of the participating underwriter; (ii) the number of the shares or warrants involved; (iii) the price at which such shares or warrants are to be sold, the commissions to be paid, or discounts or concessions to be allowed to such underwriter; and (iv) other facts material to the transaction.

         Neither the shares nor warrants have been registered for sale by the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

         We expect that the selling security holders will sell their securities covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling security holders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling security holders and/or the purchasers of the securities for whom they may act as agent (and thus compensation may be in excess of customary commissions). The selling security holders and any broker-dealers that participate with the selling security holders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling security holders will sell any or all of the common stock or warrants offered by them hereunder.

         Sales of the securities on the OTC electronic bulletin board or other trading system may be by means of one or more of the following:

         (i) a block trade in which a broker or dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and

         (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. From time to time the selling shareholders may engage in short sales, short sales against the box, puts and calls, and other hedging transactions in our securities, and may sell and deliver their shares of our common stock in connection with such transactions or in settlement of securities loans. In addition, from time to time a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of such shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.


         The selling security holders are not restricted as to the price or prices at which they may sell their share of common stock or warranties. Sales of such securities at less than market prices may depress the market price of our common stock. Moreover, the selling security holders are not restricted as to the number of shares or warrants that may be sold at any one time.

         The selling security holders will pay all commissions and their own expenses, if any, associated with the sale of our common stock, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part. We have agreed to pay such expenses of Grandview as set forth in the table below.

         Presuming the price and volume of the stock remains constant as of October 30, 2001, and based on formulas in the equity line, we would issue 245,520,000 shares over the term of the equity line at $.00387 per share, and assuming that we do not exceed the limit on share ownership by Grandview contained in the investment agreement and we have enough authorized shares, we will pay underwriting compensation to and expenses for Grandview and other offering expenses as follows.

                                        Underwriting Compensation and Expenses

                                                                    Per Share                 Total
                                                                    ---------                 -----

          Discount to Grandview (17%)                                 $.0063              $1,558,266
          Expenses payable on behalf of Grandview
               Escrow fees(1)                                          .0003                  72,000
                                                                      ------              ----------
          Total                                                       $.0075              $1,650,266
                                                                      ======              ===========

(1) Assumes the highest fee payable to the escrow agent at the closing of each request for cash from Grandview. This fee will range from $500 to $1,000, depending upon the amount of the request.

         We have advised the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to sales in the market of the common stock offered hereby. We have also advised the selling security holders of the requirement for the delivery of this prospectus in connection with resale's of the securities.

Registration Rights of Grandview
--------------------------------

         We granted registration rights to Grandview to enable it to sell the shares of our common stock that it purchases under the investment agreement. In connection with such registration, we will have no obligation to:

                  o assist or cooperate with Grandview in the offering or disposition of such shares;

                  o indemnify or hold harmless the holders of any such shares (other than Grandview) or any underwriter designated by such holders; or

                  o obtain a commitment from an underwriter relative to the sale of any such shares.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

Registration Rights of other Selling Shareholders
-------------------------------------------------

         We granted registration rights to certain of the remaining selling shareholders that are similar to the ones granted to Grandview to enable them to sell the shares of our common stock. In connection with any such registration, we will have no obligation to:


                  o assist or cooperate with the selling shareholders in the offering or disposition of such shares;

                  o indemnify or hold harmless the holders of any such shares (other than Bamboo Investors, LLC) or any underwriter designated by such holders;

                  o obtain a commitment from an underwriter relative to the sale of any such shares; or

                  o include such shares within any underwritten offering we do.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

                              INVESTMENT AGREEMENT

Overview
--------

         We entered into an investment agreement with Grandview Court, LLC, a Cayman Islands limited liability company, on November 13, 2000, for the future issuance and purchase of shares of our common stock, which was amended and restated on June 12, 2001 and September 19, 2001. The investment agreement establishes what is sometimes termed an equity line of credit.

         In general, the agreement operates like this: the investor, Grandview, has committed to provide us up to $10 million as requested by us over an 18-month period in return for common stock we issue to Grandview. Once every 11 trading days, we may request between $20,000 and $500,000. The maximum amount we actually can request will be determined by multiplying 500% times the volume-weighted average daily price of our common stock and the average trading volume for the 30 trading days prior to our request.

         We use the formulas in the investment agreement to determine the number of shares we will issue to Grandview in return for the requested money. The formulas for determining the actual request amounts, the number of shares we issue to Grandview, and the price per share paid by Grandview are described below. The aggregate total of all requests cannot exceed $10 million. For the ten trading days preceding our request and the period between our request and Grandview's payment, the volume weighted average price of our stock must be at least $20,000. We are under no obligation to make a request during any period.

         The per share dollar amount Grandview pays for our common stock for each request includes a 12 percent discount to the average of the three lowest closing bid prices during the ten day period after our request, weighted by trading volume. Subject to the conditions of the investment agreement, Grandview has agreed to provide to us the amount of the request less a further discount of five percent of the total paid by Grandview to us per draw down, less an escrow agent fee of between $500 and $1,000, depending upon the amount of the request, in exchange for shares of our common stock.

         The investment agreement does not permit us to request funds if the issuance of shares of common stock to Grandview pursuant to the request would result in Grandview owning more than 4.99% of our outstanding common stock on the request date.

         We have previously issued 23,534,500 shares of common stock to Grandview for an aggregate of $1,149,171. The shares were issued as follows:

          Date                             Number of Shares             Price
          ----                             ----------------             -----
          1/21/01                                  2,222,222            $0.045
          1/19/01                                 17,014,778            $0.045
          2/12/01                                  4,297,500            $0.0657
                                                -------------
                                                 23,534,500


The Request Procedure and the Stock Purchases
---------------------------------------------

         We may make a request for cash by faxing a notice to Grandview that states the amount we wish to request.

Amount of the Request
---------------------

         No request can exceed the lesser of $500,000 and the capped amount that is equal to 500% of the average trading volume times the volume weighted average price for the 30 trading days immediately preceding our request, which must be at least $20,000.

Price of Shares
---------------

         Grandview will purchase our common stock at 88% of the average of the lowest three closing bid prices during the ten days immediately subsequent to our request.

Necessary Conditions Before Grandview is Obligated to Purchase our Shares
-------------------------------------------------------------------------

         The following are some of the conditions that must be satisfied before Grandview is obligated to purchase the shares of common stock that we wish to sell from time to time:

         o A registration statement for the shares must be declared effective by the Securities and Exchange Commission and must remain effective and available for making resales of the common shares purchased by Grandview;

         o Our common stock must remain listed on the OTC electronic bulletin board or must be listed on another stock exchange or on NASDAQ;

         o We must not have merged or consolidated with or into another company or transferred all or substantially all of our assets to another company, nor must a purchase, tender, or exchange offer have been made to, and accepted by, the holders of more than 30% of our voting stock;

         o We must be in compliance with our obligations under the investment agreement and related agreements, and we must not be in breach of, or in default under, any material provision of the investment agreement or related agreements.

         o There can be no material adverse change in our business, operations, properties, prospects, or financial condition;

         o        No  injunction  may  be  issued,  or  action  commenced  by  a
                  governmental  authority,   prohibiting  the  purchase  or  the
                  issuance of our common stock;

         o No statute, rule, regulation, executive order, decree, ruling, or injunction may be in effect which prohibits consummation of the transactions contemplated by the investment agreement;

         o No litigation or proceeding or any investigation by any governmental authority can be pending or threatened against us or Grandview seeking to restrain, prevent, or change the transactions contemplated by the investment agreement or seeking damages in connection with such transactions; and

         o        We may not have filed for protection from creditors.

Restrictions on Future Financings
---------------------------------

         The investment agreement limits our ability to raise money by selling our securities for cash at a discount to the market price. Pursuant to the investment agreement, for a period of one year after the date of this prospectus, we may not, without the prior consent of Grandview, offer, sell, grant any option to purchase, or otherwise dispose of any of our common stock or securities convertible into common stock at a price that is less than the market price of our common stock at the time of such issuance. If we need additional financing, Grandview has a right of first refusal to provide the financing to us. If Grandview does not wish to provide the financing to us, we may obtain the financing through the disposition of our common stock or securities convertible into common stock to a third party. There are exceptions to this limitation in the following situations:

         o Shares, options, or warrants issued pursuant to our stock option plan;

         o Shares issued upon the exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture;

         o        Shares  issued  in  connection  with  the   capitalization  or
                  creation of a joint venture with a strategic partner;

         o Shares issued in connection with an acquisition by us of another company; and

         o Shares issued in a bona fide public offering by us of our securities.

Costs and Fees Associated with the Transaction
----------------------------------------------


         At the closing of the transaction on November 13, 2000, we delivered the requisite opinion of counsel to Grandview and paid the escrow agent, Joseph LaRocco, P.C., $15,000 for his legal, administrative, and escrow costs. In addition, each time we issue common stock to Grandview in return for cash, we will pay Mr. LaRocco an escrow agent fee of between $500 and $1,000, depending upon the amount of money we request from Grandview. Finally, we had agreed to pay two companies that were involved in introducing us to Grandview warrants to purchase 112,000 and 113,000 shares, respectively. Due to the decline in our stock price, both companies waived receipt of the warrants. Previously, we had agreed to pay the investor relations firm that represented us at that time 3% of each drawdown under the investment agreement. We have terminated the investor relations services of the firm, agreeing to pay it $135,000 for investor relations services, and the firm has agreed to waive its 3% fee on drawdowns.


Termination of the Stock Purchase Agreement
-------------------------------------------

         The investment agreement will automatically terminate upon the earlier of the date that:

         o Grandview has purchased an aggregate of $10,000,000 of our common stock;

         o Is 18 months after the effective date of this registration statement.

         o        We file for protection from creditors;

         o We issue or sell any equity securities or securities convertible into or exchangeable for equity securities without the prior written consent of Grandview if the primary purpose of such issuance or sale is the raising of capital;

         o Trading in our common stock is suspended by the Securities and Exchange Commission or the OTC electronic bulletin board for a period of five consecutive trading days;

         o        We  suffer  a  material   adverse   change  in  our  business,
                  operations, properties, or financial condition;

         o The resale of our common stock by Grandview ceases to be registered under the Securities Act of 1933; or

         o Our common shares are delisted from the OTC electronic bulletin board unless such delisting is in connection with the listing of such shares on a comparable stock exchange or The NASDAQ Stock Market.


Indemnification of Grandview
----------------------------

         Grandview is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Grandview to us for inclusion in the registration statement and prospectus.

         We are entitled to indemnification from Grandview for any losses or liabilities suffered by us as a result of any misrepresentation or breach of any representation or warranty made by Grandview in the investment agreement or related agreements.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Through the date of this prospectus, there has been only limited over-the-counter trading of our common stock by certain market makers who have registered to enter quotes on the common stock on the OTC electronic bulletin board. We have no plans to list the common stock on The NASDAQ National Market System or on any national securities exchange. Sales of substantial amounts of shares of our common stock in the public market following the offering, or the perception that such sales could occur, could adversely affect the market price of the common stock prevailing from time to time and could impair our ability to raise capital in the future through sales of our equity securities.

         Assuming the exercise of options and warrants to purchase 17,017,626 shares and the purchase of 300,000,000 shares from us by Grandview pursuant to the investment agreement, we will have a total of 410,319,671 shares of common stock outstanding after this offering. Giving effect to the registration statement of which this prospectus is part, substantially all of our outstanding common stock will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 described below. The remaining shares of common stock are "Restricted Securities" as defined in Rule
144. Restricted Securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, such as pursuant to Rule 144, which rule is summarized below. We are aware that some shares have been sold in reliance on Rule 144.

Sales of Restricted Securities
------------------------------

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities, as defined in Rule 144, for at least one year, including a person who may be deemed our affiliate, is entitled to sell, within a three-month period, a number of shares of our common stock that does not exceed the greater of one percent of the then-outstanding shares of common stock and the average weekly reported trading volume of our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and availability of current public information about us. In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate at any time during the ninety days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the offering, without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule 144. In meeting the one-and two-year holding periods described above, the holder of restricted securities can include the holding periods of a prior owner who is not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted securities from the issuer or an affiliate.

                          DESCRIPTION OF CAPITAL STOCK

         At a special meeting on March 7, 2001, our shareholders approved an increase in our authorized capital stock to 500,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. Of the preferred stock, 1,200 shares have been designated as Series A Convertible Preferred Stock and 4,000 shares have been designated as Series B Convertible Preferred Stock. Of the preferred stock, none is outstanding. The following summary of our capital stock does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are included as exhibits to the Registration Statement of which this prospectus forms a part, and the applicable provisions of the Florida Business Corporation Act.

COMMON STOCK

         Holders of common stock are entitled to one vote per share on any issue submitted to a vote of the shareholders and do not have cumulative voting rights in the election of directors. The holders of a majority of the outstanding shares of common stock, along with the holders of any outstanding preferred stock, voting in an election of directors can elect all of the directors then standing for election, if they choose to do so. Subject to any outstanding shares of preferred stock, all shares of common stock are entitled to share equally in such dividends as our Board of Directors may, in its discretion, declare out of sources legally available therefor. See Dividend Policy. Upon our dissolution, liquidation, or winding up, holders of common stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities and any preferential amount due with respect to outstanding shares of preferred stock, if any, all our assets available for distribution, in cash or in kind. Holders of shares of common stock do not have preemptive or other subscription rights, conversion or redemption rights, or any rights to share in any sinking fund. All currently outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

         Holders of our preferred stock are entitled to vote the number of shares as is equal to the number of shares of common stock into which the preferred stock is convertible on the record date for voting or written consent eligibility. The preferred shareholders have voting rights and powers equal to the voting rights and powers of the common stock, and do not have cumulative voting rights in the election of directors. The preferred shareholders do not have any preference with respect to dividends or other distributions, except for the liquidation preference described below. Any dividends declared by our Board of Directors will be made to the holders of common stock and preferred stock pro rata as if the preferred stock had been converted into common stock on the record date for the payment of the dividend. See Dividend Policy. Our preferred shareholders do not have preemptive rights or other subscription rights, or any rights to share in any sinking fund. The special rights to which the preferred shareholders are entitled are set forth below.

Series A Preferred Stock
------------------------

         Upon our dissolution, liquidation, or winding up, holders of Series A preferred stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities, prior to and in preference to any distribution to our other shareholders, the amount of $1,500 per share. If there are insufficient funds to fulfill this preference, then all assets or surplus funds will be distributed pro rata to the Series A shareholders. Any surplus that remains after this distribution is completed shall be distributed to the Series B preferred shareholders in accordance with the provisions set forth below and then to the common shareholders. Each share of Series A preferred stock is convertible into the number of shares of common stock (rounded to the nearest whole number) equal to $1,000 divided by 65% of the average market price of the common stock for the five trading days previous to the date on which the conversion occurs. There are no outstanding shares of Series A preferred stock.

Series B Preferred Stock
------------------------

         Upon our dissolution, liquidation, or winding up, holders of Series B preferred stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities including the preference to any outstanding shares of our Series A preferred stock, prior to and in preference to any distribution to our common shareholders, the amount of $0.001 per share. If there are insufficient funds to fulfill this preference, then all assets or surplus funds will be distributed pro rata to the Series B shareholders. Any surplus that remains after this distribution is completed shall be distributed pro rata among the common and Series B preferred shareholders. Each share of Series B preferred stock is convertible into 1,000 fully paid and nonassessable shares of common stock. There are no shares of Series B preferred stock outstanding.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

         Our Amended and Restated Bylaws contain certain provisions, described below, that could delay, defer, or prevent a change in control of us if the board of directors determines that such a change in control is not in the best interests of us and our shareholders, and could have the effect of making it more difficult to acquire us or remove incumbent management.

         CLASSIFIED BOARD. Under our Bylaws, our board of directors is divided into three classes, with staggered terms of three years each. Each year the term of one class expires. Our Bylaws provide that any director may be removed from office, but only for cause by an affirmative vote of at least two-thirds of the outstanding capital stock entitled to vote in the election of directors. Our Bylaws also provide that any vacancies on the board of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum.

         SPECIAL VOTING REQUIREMENTS. Our Bylaws provide that all actions taken by the shareholders must be taken at an annual or special meeting of the shareholders or by unanimous written consent. The Bylaws provide that special meetings of the shareholders may be called only by a majority of the members of the board of directors. Under our Bylaws, shareholders are required to comply with advance notice provisions with respect to any proposal submitted for shareholder vote, including nominations for elections to the board of directors. Our Bylaws contain provisions requiring the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class and series of our capital stock entitled to vote in the election of directors cast at a meeting of the shareholders for that purpose.

         INDEMNIFICATION AND LIMITATION OF LIABILITY. The Florida Business Corporations Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the party must have had no reasonable cause to believe his conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of Florida law require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he was a party by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Florida law is not exclusive, and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under Florida law. Access Power's Bylaws provide for the indemnification of our directors and executive officers to the maximum extent permitted by Florida law and for the advancement of expenses incurred in connection with the defense of any action, suit, or proceeding that the director or executive officer was a party to by reason of the fact that he is or was one of our directors or executive officers upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that such person is not entitled to indemnification.

         Under Florida law, a director is not personally liable for monetary damages to us or any other person for acts or omissions in his capacity as a director except in certain limited circumstances such as certain violations of criminal law and transactions in which the director derived an improper personal benefit. As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them, which constitute negligence, or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available. The foregoing provisions of Florida law and the Bylaws could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, us.

         Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         AMENDMENTS OF THE ARTICLES AND BYLAWS. Certain provisions of our Articles and Bylaws, including those pertaining to a classified board, special meetings of shareholders, removal of directors, and director liability and indemnification, may be amended only by the affirmative vote of two-thirds of the shares of our capital stock entitled to vote in the election of directors.

         CERTAIN STATUTORY PROVISIONS. The Florida Business Corporations Act provides for special voting requirements to approve affiliated transactions unless the transaction falls under one or more enumerated exceptions.

                             DESCRIPTION OF WARRANTS

         Bamboo Investors, LLC is the holder of three separate sets of warrants. Two sets of warrants were issued in connection with the sale of $2,500,000 of convertible debentures. The first set of warrants may be exercised to purchase 500,000 shares of common stock. The second set of warrants may be exercised to purchase an additional $2,500,000 of convertible debentures as well as to purchase, for a price of $100, another warrant to purchase 500,000 shares of common stock. All of the common stock warrants entitle the holder to purchase common stock for $2.20 per share (subject to possible anti-dilution adjustments). The warrants expire on February 28, 2003, and they are transferable. The third set of warrants held by Bamboo may be exercised to purchase 400,000 shares of common stock for $0.42 per share (subject to possible anti-dilution adjustments). The warrants expire on September 30, 2002, and they are transferable.

         Grandview Court, LLC is the holder of three separate sets of warrants to purchase a total of 5,888,626 shares of common stock at exercise prices between $0.054 and $0.0792 per share. The warrants expire between January 12, 2004 and February 12, 2004.

         Madison and Wall, formerly our investor relations firm, received warrants to purchase 200,000 shares of common stock, 100,000 shares of which are exercisable at $0.08 per share and another 100,000 shares are exercisable at $0.12 per share. The warrants expire two years from the date the underlying shares are registered.

                    DESCRIPTION OF 6% CONVERTIBLE DEBENTURES

         We have sold $3,105,000 of our 6% convertible debentures due February 28, 2002 and have issued a warrant to the same investor to purchase an additional $1,895,000 of such debentures as well as another warrant to purchase 621,000 shares of common stock. Interest on the debentures is due at maturity, and it may be paid in shares of common stock at our option. The number of shares issuable for interest would be determined at the same rate as principal under the debentures can be converted. Principal and accrued interest under the debentures may be converted at any time by the holder thereof into a number of shares equal to the quotient obtained by dividing the amount to be converted by the applicable conversion price. The applicable conversion price is the lesser of $2.20 and an amount equal to eighty percent of the average of the three lowest daily closing bid prices during the twenty-two trading days immediately preceding the date we are notified of the exercise of the conversion election. If we fail to register or maintain the registration of the underlying common stock as provided in a registration rights agreement with the investor, then the investor may choose any conversion price during the affected period as the applicable conversion price. If we undergo a change of control, then we will be obligated to redeem the debentures for 125% of the outstanding principal and accrued interest.

                                 TRANSFER AGENT

         Our Transfer Agent and Registrar is Atlas Stock Transfer & Trust Company, Salt Lake City, Utah.

                                  LEGAL MATTERS

         The validity of the common stock being offered hereby is being passed upon for us by Kilpatrick Stockton, LLP, Atlanta, Georgia.

                                     EXPERTS

         Our audited financial statements appearing in this prospectus and the Registration Statement have been audited by Parks, Tschopp, Whitcomb & Orr, independent auditors, as indicated in their report thereon appearing herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock and Warrants offered hereby. As used herein, the term "Registration Statement" means the initial Registration Statement and any and all amendments thereto. For further information with respect to us and our common stock and the warrants, reference is made to the Registration Statement, of which this prospectus forms a part, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

         We are subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, and, in accordance therewith, for a period of up to one year, we will file periodic reports with the Securities and Exchange Commission. Such periodic reports will be available for inspection and copying at the public reference facilities and other regional offices referred to above.

                               ACCESS POWER, INC.
                          (A Development Stage Company)
                          INDEX TO FINANCIAL STATEMENTS


                                                                                                    Page
                                                                                                    ----
FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001:

Balance Sheets as of September 30, 2001 and December 31, 2000                                        F-2

Statements of Operations for the nine months ended September, 2001 and 2000 and the cumulative period from October 10, 1996 (date of inception) through
         September 30, 2000                                                                          F-3

Statement of Stockholders' Equity for the years ended December 31, 2000 and 1999 and the period from October 10, 1996 (date of  inception)  through
         September 30, 2001                                                                          F-4

Statements of Cash  Flows for the nine months  ended  September 30, 2001 and the cumulative  period from  October 10, 1996 (date of  inception)  through
         September 30, 2000                                                                          F-6

Notes To Financial Statements - September 30, 2001                                                   F-7

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2000:


Independent Auditors' Report                                                                         F-15


Balance Sheets at December 31, 2000 and 1999                                                         F-16

Statements of Operations  for the years ended December 31, 2000 and 1999 and the cumulative  period from  October 10, 1996 (date of  inception)  through
         December 31, 2000                                                                           F-17

Statements  of  Stockholders'  Equity for the years ended  December 31, 2000 and
         1999 and the period from October 10, 1996 (date of  inception)  through
         December 31, 2000                                                                           F-18

Statements of Cash Flows for the years ended  December 31, 2000 and 1999 and the cumulative  period from  October 10, 1996 (date of  inception)  through
         December 31, 2000                                                                           F-20

Notes to Financial Statements                                                                        F-21

                                       F-1



                                               ACCESS POWER, INC.
                                         (A Development Stage Company)

                                                 Balance Sheets

                                 As of September 30, 2001 and December 31, 2000

                                         Assets                                     September 30,        December 31,
                                         ------                                         2001                 2000
                                                                                        ----                 ----
                                                                                    (unaudited)
Current assets:
          Cash                                                                     $      1,399    $     15,452
          Certificate of deposit                                                           --           100,000
          Accounts receivable                                                            12,321          56,312
          Prepaid expenses                                                              622,621         560,993
          Inventory                                                                                        --
                                                                                   ------------    ------------
                            Total current assets                                        636,341         732,757
                                                                                   ------------    ------------

Property and equipment, net (note 2)                                                    487,241         721,724

Other assets                                                                              5,000           8,000
                                                                                   ------------    ------------
                            Total assets                                           $  1,128,582    $  1,462,481
                                                                                   ============    ============


                                      Liabilities and Stockholders' Equity
                                      ------------------------------------

Current liabilities:
         Accounts payable and accrued expenses                                     $  2,402,877    $  2,154,321
          Current portion of long-term debt                                                --           112,576
                                                                                   ------------    ------------
                            Total current liabilities                                 2,402,877       2,266,897
                                                                                   ------------    ------------

Long-term debt, less current portion (note 3)                                              --              --

Convertible debentures (note 4)                                                            --           210,000
                                                                                   ------------    ------------
                             Total liabilities                                        2,402,877      2,476,897
                                                                                   ------------    ------------

Stockholders' equity:
         Common stock, $.001 par value,  authorized  500,000,000 shares and
              100,000,000, issued and outstanding 93,302,045 and 53,089,389
              shares at September 30, 2001 and December 31, 2000                         93,301          53,087
         Notes receivable, stockholders                                                (362,860)       (402,315)
         Preferred stock, $.001 par value, authorized 10,000,000 shares,
              issued and outstanding none 2001 and 2000                                    --              --
         Additional paid in capital                                                  13,986,649      12,000,011
         Deficit accumulated during the development stage                           (14,991,385)    (12,665,199)
                                                                                   ------------    ------------
                                                                                     (1,274,295)     (1,014,416)
                                                                                   ------------    ------------
                             Total liabilities and stockholders' equity            $  1,128,582    $  1,462,481
                                                                                   ============    ============

                                                ACCESS POWER, INC.
                                           (A Development Stage Company)

                                              Statements of Operation
             For the three and nine months ended September 30, 2001 and 2000 and the cumulative period
                       From October 10, 1996 (date of inception) through September 30, 2001
                                                    (unaudited

                                                                                                                    For the period
                                                                                                                   October 10, 1996
                                                  Three months ended                  Nine months ended                 through
                                                     September 30,                      September 30,                September 30,
                                                2001              2000              2001              2000               2001
                                            -------------     -------------     -------------     -------------    -----------------

Revenue:
  Software/hardware sales                   $       --        $       --        $       --        $       --        $    223,881
  Telecommunication services                       2,506            66,709            19,866           320,876           585,356
                                            ------------      ------------      ------------      ------------      ------------

      Total revenue                                2,506            66,709            19,866           320,876           809,237
                                            ------------      ------------      ------------      ------------      ------------

  Costs and expenses:
  Cost of services                                17,653           607,206           390,934         1,180,120         2,194,388
  Cost of sales                                     --                --                --                --             164,605
  Product development and marketing              150,455           296,923           582,131         1,130,880         3,281,676
  General and administrative                     220,578           390,385         1,138,798         1,542,634         6,995,110
                                            ------------      ------------      ------------      ------------      ------------

      Total costs and expenses                   388,686         1,294,514         2,111,863         3,853,634        12,635,779
                                            ------------      ------------      ------------      ------------      ------------

Loss from operations                            (386,180)       (1,227,805)       (2,091,998)       (3,532,758)      (11,826,543)

Other income (expense):
  Interest income                                   --                --               5,293              --               7,673
  Interest expense                               (15,000)         (156,344)         (239,481)       (2,417,176)       (3,165,635)
  Loss on disposal of equipment                     --                --                --                --              (6,880)
                                            ------------      ------------      ------------      ------------      ------------

      Total other income (expense)               (15,000)         (156,344)         (234,188)       (2,417,176)       (3,164,842)
                                            ------------      ------------      ------------      ------------      ------------

      Net loss                              $   (401,180)     $ (1,384,149)     $ (2,326,186)     $ (5,949,934)     $(14,991,385)
                                            ============      ============      ============      ============      ============

      Net loss per share                           (0.00)            (0.03)            (0.03)            (0.15)            (0.41)
                                            ============      ============      ============      ============      ============

      Weighted average number of shares       92,761,328        43,971,501        85,400,924        39,749,871        36,641,672
                                            ============      ============      ============      ============      ============





                                                ACCESS POWER, INC.
                                           (A Development Stage Company)

                                         Statement of Stockholders' Equity

                        For the years ended December 31, 2000 and 1999 and the period from
                                                 October 10, 1996

                                     (date of inception) through September 30, 2001

                                                                                Common Stock                  Preferred Stock
                                                                           -----------------------        ----------------------
                                                            Date             Shares          Amount       Shares          Amount
                                                            ----             ------          ------       ------          ------
Common stock issued to founding directors                                  8,000,000          8,000           --             --
Net loss                                                                        --             --             --             --
                                                                          ----------        -------        -------      ---------
Balances at December 31, 1996 (Audited)                                    8,000,000          8,000           --             --

Common stock issued for cash                                5/23/97          750,000            750           --             --
Common stock issued for cash                                6/30/97        1,000,000          1,000           --             --
Common stock issued for cash                                7/97-10/97     1,734,000          1,734           --             --
Stock issuance cost                                                             --             --             --             --
Net loss                                                                        --             --             --             --
                                                                          ----------        -------        -------      ---------
Balances at December 31, 1997 (Audited)                                   11,484,000         11,484           --             --

Preferred stock issued for cash                             5/98                --             --            1,000              1
Common stock issued as additional interest                  2/2/98            50,000             50           --             --
Common stock issued as additional interest                  2/19/98          125,000            125           --             --
Common stock issued as finder's fee                         2/19/98           75,000             75           --             --
Common stock issued for services                            2/98              25,000             25           --             --
Common stock issued for cash                                9/24/98           50,000             50           --             --
Preferred stock issued for cash                             11/98               --             --              100           --
Common stock issued for finder's fee                        11/98             60,857             61           --             --
Preferred stock issued for cash                             12/98               --             --               25           --
Common stock issued for investment banking fee              12/98             30,000             30           --             --
Conversion of preferred stock to common stock               12/98            425,931            426            (75)          --
Net loss                                                                        --             --             --             --
                                                                          ----------        -------        -------      ---------
Balances at December 31, 1998 (Audited)                                   12,325,788         12,326          1,050              1
                                                                          ----------        -------        -------      ---------
Common stock issued for cash                                6/99           3,745,000          3,745           --             --
Preferred stock issued for cash                             1/99                --             --               75           --
Common stock issued for finder's fee                        1/99              25,777             26           --             --
Common stock issued for services                            6/99           3,207,950          3,208           --             --
Common stock issued as additional interest                  12/99            144,204            144           --             --
Common stock issued to retire debt                          4/99             400,000            400           --             --
Common issued on convertible debentures                     12/99          2,464,691          2,465           --             --
Common stock converted to preferred                         9/99          (3,952,000)        (3,952)         3,952              4
Preferred stock converted to common stock                   1/99-4/99     12,886,843         12,887         (1,125)            (1)
Net loss                                                                        --             --             --             --
                                                                          ----------        -------        -------      ---------
Balance at December 31, 1999, as previously reported (Audited)            31,248,253         31,249          3,952              4
Prior period adjustment (note 8)                                                --             --             --             --
                                                                          ----------        -------        -------      ---------
Balances at December 31, 1999, as restated                                31,248,253         31,249          3,952              4
                                                                          ==========        =======        =======      =========

Preferred stock converted to common stock                   1/00           3,952,000          3,952         (3,952)            (4)
Common stock issued on exercise of warrants                 1/00-2-00        600,000            600           --             --
Common stock issued for cash                                1/00-3/00        682,000            682           --             --
Common stock issued for services                            9/00-11/00       670,000            670           --             --
Common stock issued on convertible debentures               1/00-12/00    15,540,325         15,540           --             --
Common stock issued as interest                             1/00-12/00       396,811            394           --             --
Value of warrants in excess of exercise price               1/00                --             --             --             --
Value of beneficial conversion feature of debentures        1/00-9/00           --             --             --             --
Net loss                                                                        --             --             --             --
                                                                          ----------        -------        -------      ---------
Balances at December 31, 2000 (Audited)                                   53,089,389         53,087           --             --
                                                                          ==========        =======        =======      =========

Common stock issued for cash                                1/01          23,534,500         23,535           --             --
Common stock issued for interest                            1/01-3/01        106,101            106           --             --
Common stock issued in settlement of lawsuit                3/01             650,000            650           --             --
Common stock issued on conversion of debentures             1/01-3/01      9,747,923          9,748           --             --
Common stock issued on exercise of employee stock options   1/01             600,000            600           --             --
Stock option exercise reversed                              1/01            (200,000)          (200)          --             --
Value of beneficial conversion feature of debentures        1/01-3/01           --             --             --             --
Net loss
                                                                          ----------        -------        -------      ---------
Balances at March 31, 2001 (Unaudited)                                    87,527,913         87,526           --             --
                                                                          ==========        =======        =======      =========

Common stock issued on conversion of debentures             4/01-6/01      2,926,763          2,927           --             --
Common stock issued for services                            5/01           1,500,000          1,500           --             --
Value of beneficial conversion feature of debentures        4/01-6/01           --             --             --             --
Net loss                                                                                                      --             --
                                                                          ----------        -------        -------      ---------
Balances at June 30, 2001                                                 91,954,676        91,953
                                                                          ==========        =======        =======      =========

Common stock issued on conversion of debentures             7/01             242,718            243           --             --
Common stock issued on conversion of debentures             7/01             265,957            266           --             --
Common stock issued on conversion of debentures             7/01             563,910            564           --             --
Common stock issued on conversion of debentures             8/01             274,784            275           --             --
Value of beneficial conversion feature of debentures                            --             --             --             --
Net loss                                                                                                      --             --
                                                                          ----------        -------        -------      ---------
Balances at September 30, 2001 (Unaudited)                                93,302,045        93,301
                                                                          ==========        =======        =======      =========


                                                ACCESS POWER, INC.
                                           (A Development Stage Company)

                                         Statement of Stockholders' Equity

                        For the years ended December 31, 2000 and 1999 and the period from
                                                 October 10, 1996

                                     (date of inception) through June 30, 2001

CONTINUED FROM ABOVE

                                                            Additional Paid   Accumulated        Total
                                                                   in                         Stockholders'
                                                                Capital         Deficit         Equity
                                                                -------         -------         ------
Common stock issued to founding directors                        (7,200)          --              800
Net loss                                                           --           (5,701)        (5,701)
                                                              ---------     ----------     ----------
Balances at December 31, 1996 (Audited)                          (7,200)        (5,701)        (4,901)

Common stock issued for cash                                     35,000           --           35,750
Common stock issued for cash                                    100,000           --          101,000
Common stock issued for cash                                    854,573           --          856,307
Stock issuance cost                                             (75,000)          --          (75,000)
Net loss                                                           --         (426,438)      (426,438)
                                                              ---------     ----------     ----------
Balances at December 31, 1997(Audited)                          907,373       (432,139)       486,718

Preferred stock issued for cash                                 999,999           --        1,000,000
Common stock issued as additional interest                       29,950           --           30,000
Common stock issued as additional interest                       84,250           --           84,375
Common stock issued as finder's fee                              24,925           --           25,000
Common stock issued for services                                 27,163           --           27,188
Common stock issued for cash                                     24,950           --           25,000
Preferred stock issued for cash                                 100,000           --          100,000
Common stock issued for finder's fee                             19,817           --           19,878
Preferred stock issued for cash                                  25,000           --           25,000
Common stock issued for investment banking fee                    9,970           --           10,000
Conversion of preferred stock to common stock                      (426)          --             --
Net loss                                                           --       (2,064,940)    (2,064,940)
                                                              ---------     ----------     ----------
Balances at December 31, 1998 (Audited)                       2,252,971     (2,497,079)      (231,781)
                                                              ---------     ----------     ----------

Common stock issued for cash                                  1,282,455           --        1,286,200
Preferred stock issued for cash                                  75,000           --           75,000
Common stock issued for finder's fee                              6,418           --            6,444
Common stock issued for services                                621,831           --          625,039
Common stock issued as additional interest                       19,837           --           19,981
Common stock issued to retire debt                               49,600           --           50,000
Common issued on convertible debentures                         447,535           --          450,000
Common stock converted to preferred                               3,948           --             --
Preferred stock converted to common stock                       (12,886)          --             --
Net loss                                                           --       (2,503,945)    (2,503,945)
                                                              ---------     ----------     ----------
Balances at December 31, 1999, as previously reported
   (Audited)                                                  4,746,709     (5,001,024)      (223,062
Prior period adjustment (note 8)                                354,400       (354,400)          --
                                                              ---------     ----------     ----------
Balances at December 31, 1999, as restated                    5,101,109     (5,355,424)      (223,062)
                                                              =========     ==========     ==========

Preferred stock converted to common stock                        (3,948)          --             --
Common stock issued on exercise of warrants                      46,400           --           47,000
Common stock issued for cash                                    146,538           --          147,220
Common stock issued for services                                165,530           --          166,200
Common stock issued on convertible debentures                 4,130,560           --        4,146,100
Common stock issued as interest                                  91,102           --           91,496
Value of warrants in excess of exercise price                   322,720           --          322,720
Value of beneficial conversion feature of debentures          2,000,000           --        2,000,000
Net loss                                                           --       (7,309,775)    (7,309,775)
                                                             ----------    -----------     ----------
Balances at December 31, 2000 (Audited)                      12,000,011    (12,665,199)      (612,101)
                                                             ==========    ===========     ==========

Common stock issued for cash                                  1,125,636                     1,149,171
Common stock issued for interest                                  4,375                         4,481
Common stock issued in settlement of lawsuit                     37,700                        38,350
Common stock issued on conversion of debentures                 390,252                       400,000
Common stock issued on exercise of employee stock options        66,000                        66,600
Stock option exercise reversed                                 (105,800)                    (106,000)
Value of beneficial conversion feature of debentures            180,000                       180,000
Net loss                                                     (1,335,284)   (1,355,284)     (1,335,284)
                                                             ----------    -----------     ----------
Balances at March 31, 2001 (Unaudited)                       13,698,174    (14,000,483)      (214,783)
                                                             ==========    ===========     ==========

Common stock issued on conversion of debentures                  92,073                        95,000
Common stock issued for services                                118,500                       120,000
Value of beneficial conversion feature of debentures             40,000                        40,000
Net loss                                                           --         (589,722)      (589,722)
                                                             ----------    -----------     ----------
Balances at June 30, 2001 (Unaudited)                        13,948,747    (14,590,205)      (549,505)
                                                             ==========    ===========       ========

Common stock issued on conversion of debentures                   4,757                         5,000
Common stock issued on conversion of debentures                   4,734                         5,000
Common stock issued on conversion of debentures                   9,436                        10,000
Common stock issued on conversion of debentures                   3,975                         4,250
Value of beneficial conversion feature of debentures             15,000                        15,000
Net loss                                                                      (401,180)      (401,180)
                                                             ----------    -----------     ----------
Balances at September 30, 2001 (Unaudited)                   13,986,649    (14,991,385)      (911,435)
                                                             ==========    ===========       ========


                                                ACCESS POWER, INC.

                                           (A Development Stage Company)

                                             Statements of Cash Flows

                    For the nine months ended September 30, 2001 and 2000 and the cumulative period from October 10, 1996 (date of inception) through September 30, 2001

                                                                                                    For the period
                                                                                                    October 10, 1996
                                                                                                        through
                                                                     2001              2000        September 30, 2001
                                                                 ------------      ------------    ------------------

                                                                  (unaudited)                        (unaudited)
Cash flows from operating activities:
    Net loss                                                     $ (2,326,186)     $ (5,949,934)     $(14,991,385)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
        Depreciation and amortization                                 230,557           102,525         1,045,096
        Loss on disposal of property and equipment                       --                --              33,341
        Stock issued for services                                     158,350            47,000         1,152,474
        Stock issued for interest                                       4,481            26,748           115,958
        Value of beneficial conversion feature of debentures          235,000         1,900,000         2,575,000
        Value of warrants in excess of exercise price                    --             322,720           337,120
        Change in operating assets and liabilities:
           Accounts receivable                                         43,991            (1,648)         (119,647)
           Accounts payable and accrued expenses                      150,032          (209,571)        2,432,106
           Other assets                                               (80,664)         (151,218)         (553,408)
           Inventory                                                     --                --                --
                                                                 ------------      ------------      ------------
               Net cash used in operating activities               (1,584,439)       (2,529,229)       (7,973,345)
                                                                 ------------      ------------      ------------
Cash flows from investing activities:
    (Purchase) redemption of certificate of deposit                   100,000              --                --
    Proceeds from sale of property and equipment                       14,800              --              67,120
    Purchase of property and equipment                                 (2,221)         (249,441)       (1,746,305)
    Note receivable, stockholder                                       39,455            40,400          (362,860)
                                                                 ------------      ------------      ------------
               Net cash used in investing activities                  152,034          (209,041)       (2,042,045)
                                                                 ------------      ------------      ------------
Cash flows from financing activities:
    Proceeds from issuance of stock                                 1,149,102         1,942,217         4,823,379
    Proceeds from issuance of notes payable                           269,250         3,300,000         5,686,851
    Principal payments on notes payable                                  --          (2,171,440)         (493,441)
                                                                 ------------      ------------      ------------
               Net cash provided by financing activities            1,418,352         3,070,777        10,016,789
                                                                 ------------      ------------      ------------
               Net change in cash                                     (14,053)          332,507             1,399
                                                                 ------------      ------------      ------------
Cash, at beginning of period                                           15,452           213,885              --

Cash at end of period                                            $      1,399      $    546,392      $      1,399
                                                                 ============      ============      ============


                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                September 30,2001


(1)      Summary of Significant Accounting Policies
         ------------------------------------------

(a)  Nature of development stage operations
     --------------------------------------

     Access Power, Inc., (API or the Company) was formed on October 10, 1996. The Company offers Internet Telephony (IT), which will provide advanced computer telephony solutions to the global consumer market place, with an emphasis on marketing to consumers.

     Operations of the Company through the date of these financial statements have been devoted primarily to product development and marketing, raising capital, and administrative activities.

(b)  Property and equipment
     ----------------------

     Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets, which range from three to five years, using the straight-line method.

(c)  Intangible assets
     -----------------

     Organization costs are amortized over a five-year period using the straight-line method and are included in other assets in the accompanying balance sheet.

     The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.

(d)  Income taxes
     ------------

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.

                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                September 30,2001


(1),      Continued

     Development stage operations for the period ended September 30, 2001 resulted in a net operating loss. It is uncertain whether any tax benefit of net operating loss will be realized in future periods. Accordingly, no income tax provision has been recognized in the accompanying financial statements. At September 30, 2001, the Company has net operating loss carryforwards of approximately $15,000,000, which will expire in years beginning in 2011. A valuation allowance equal to the tax benefit of the net operating loss has been established, since it is uncertain that future taxable income will be realized during the carryforward period. Accordingly, no income tax provision has been recognized in the accompanying financial statements

(e)  Financial Instruments Fair Value, Concentration of Business and Credit
     Risks
     ----------------------------------------------------------------------

     The carrying amount reported in the balance sheet for cash, accounts and notes receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheet for notes payable approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts and notes receivable which amount to approximately $360,000. The Company performs periodic credit evaluations of its trade customers and generally does not require collateral. The notes receivable consist primarily of amounts due from employees from the exercise of stock options. The notes are due no later than May 1, 2002. Currently, all of the Company's hardware and software is purchased from one supplier, however, management believes there are other alternatives to this supplier.

(f)  Use of Estimates
     ----------------

     Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 2001

(1),     Continued

(g)  Cash Flows
     ----------

     For purposes of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

(h)  Prepaid Offering Costs
     ----------------------

     Prepaid offering costs represent direct costs and expenses incurred in connection with the offering of securities. Upon completion of the offering, such amounts are offset against the proceeds from the offering, in the event of an offering of equity securities, and capitalized and amortized using the interest method in the event of an offering of debt securities.

(i)  Revenue Recognition
     -------------------

     The Company has earned revenues and plans to earn revenue by providing access to its internet telephony system (access revenue) for long distance calls placed by the Company's customers and those of other carriers within the Company's service area (long distance). Access revenue is billed one month in advance and is recognized when earned. Long distance revenue is recognized when the service is rendered. Equipment sales were recognized on delivery of the equipment to the customer.

     The Company also earns revenue from business services and electronic commerce transactions. Business services revenues include fees. License revenues for enterprise services are recognized under Statement of Position No. 97-2, "Software Revenue Recognition" (SOP 97-2) when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed and determinable, collectibility is probable and the arrangement does not require significant customization of the software. For contracts with multiple elements, and for which vendor-specific objective evidence of fair value for the undelivered elements exists, revenue is recognized for the delivered elements based upon the residual contract value as prescribed by Statement of Position No. 98-4, "Modification of SOP No. 97-2 with Respect to Certain Transactions." Revenues from enterprise services were not significant for all periods presented. Maintenance revenues for enterprise services are recognized ratably over the term of the contract. Revenues from advertising are recognized by the Company during the period the advertising occurs.

     The Company is presently operating in this one business segment and only in the United States.


                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 2001


 (1),     Continued

(j)  Loss Per Common Share
     ---------------------

     Earnings per common share have been computed based upon the weighted average number of common shares outstanding during the years presented. Common stock equivalents resulting from the issuance of the stock options have not been included in the per share calculations because such inclusion would be anti-dilutive.

(k)  Software and Development Costs
     ------------------------------

     The Company capitalizes purchased software which is ready for service and software development costs incurred from the time technological feasibility of the software is established until the software is ready for use to provide services to customers. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred. Software cost capitalized through September 30, 2001 amounts to $407,315 and is depreciated over three years.

     The carrying value of software and development costs that have been capitalized is regularly reviewed by the Company, and a loss is recognized when the net realizable value falls below the unamortized cost.

(l)  Stock-Based Compensation
     ------------------------

     During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". This pronouncement establishes financial accounting and reporting standards for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Such treatment is required for non-employee stock-based compensation. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees". Accordingly, compensation expense for employee stock options or warrants is measured as the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to require the stock. SFAS 123 requires companies electing to continue using the intrinsic value method to make certain pro forma disclosures (see Note 6).



                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 2001

(1),      Continued

(m)   Comprehensive Income
      --------------------

      In 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." For the periods ended September 30, 2000 and December 31, 2000, the Company has no items of comprehensive income.

(n)   Recent Accounting Pronouncements
      --------------------------------

      In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 summarizes the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material effect on the Company's operations or financial position.

      In April 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25." Among other issues, that interpretation clarifies the definition of employees for purposes of applying Opinion No. 25, the criteria for determining whether a plan qualifies as a non-compensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award and the accounting for an exchange of stock compensation awards in a business combination. This interpretation is effective July 1, 2000, but certain conclusions in the interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. To the extent that this interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effect of applying this interpretation is recognized on a prospective basis from July 1, 2000. The implementation of this interpretation does not have a material impact on the Company's financial statements.

      SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," is required to be adopted in years beginning after June 15, 2000. The Company does not hold derivative instruments or engage in hedging activities. The Company implemented Statement 133 beginning in the first quarter of its fiscal year ending December 31, 2001, with no effect on its financial position, results of operations or cash flows.




                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)


                          Notes to Financial Statements

                               September 30, 2001


(2)      Property and Equipment
          ---------------------

Property and equipment consist of the following at September 30, 2001 and December 31, 2000:

                                                                                            2001             2000
                                                                                      ----------------  ----------------

             Office furniture and equipment                                           $       101,667   $       101,667
             Computer hardware                                                                851,220           861,821
             Computer software                                                                407,315           403,257
                                                                                      ----------------  ----------------
                                                                                              360,202         1,366,745
                    Less accumulated depreciation and amortization                            872,961           645,021
                                                                                      ----------------  ----------------

                                                                                      $      487,241      $     721,724
                                                                                      ================  ================

(3)       Notes Payable
          -------------

Notes payable consist of the following at September 30, 2001 and December 31, 2000:

                                                                                      2001         2000
                                                                                  ----------     --------
                   Promissory  notes to stockholders  bearing  interest at
                   6% - 8% payable on demand.  Unsecured                          $     --       $112,576



                                                                                  ----------     --------
                                                                                                  112,576
                          Less current portion                                                    112,576
                                                                                  ----------     --------
                          Long-term debt, less current portion                    $     --       $   --
                                                                                  ==========     ========


(4)    6% Convertible Debenture
       ------------------------

$309,250 of convertible debentures were sold on various dates in January through September 2001. They are convertible into common stock by dividing each $100,000 debenture by the lower of 80% of the average of the three lowest closing bid prices during the preceding 22 trading days or 110% of such average price on February 28, 2000 ($2.20), subject to certain adjustments. As of September 30, 2001 $5,109,250 of the Convertible Debentures had been converted into 32,133,172 common shares including shares converted representing accrued interest to the conversion dates.





                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 2001


(4)       6% Convertible Debenture (Continued)
          ------------------------------------

In November 2000 the FASB Emerging Issues Task Force reached several conclusions regarding the accounting for debt and equity securities with beneficial conversion features, including a consensus requiring the application of the "accounting conversion price" method, versus the use of the stated conversion price, to calculate the beneficial conversion feature for such securities.

Accordingly, the Company recorded a $220,000 non-cash expense during the six months ended June 30, 2001 to account for a beneficial conversion feature associated with the Debentures.

(5)       Commitments
          -----------

The Company leases its office space under a non-cancellable operating lease with a remaining term of one year. Future minimum payments under this lease are as follows:

                        Year                                  Amount
                        ----                                  ------
                        2001                                  61,700
                        2002                                  43,300

Rent expense for the years ended December 31, 2000 and 1999 amounted to $53,064 and $48,982, respectively.

(6)      Stock Options
         -------------

In 1997, the Company established an incentive stock option plan (the Plan) to provide an incentive to key employees of the Company who are in a position to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining employees of outstanding ability and to encourage ownership of shares by employees. The Plan was amended in March, 1998 to increase the number of shares available for issuance thereunder from 1,000,000 to 2,500,000 shares. Total options granted through September 30, 2001 amounted to 2,100,500 at an average price of $.33. There were no incentive stock options granted during the three months ended September 30, 2001.

The Plan is designed to serve as an incentive for retaining qualified and competent employees. The Company's Board of Directors, or a committee thereof, administers and interprets the Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. The per share exercise price of options granted under the Plan will not be less than the fair market value of the common stock on the date of grant. Options granted under the Plan will be exercisable after the period or periods specified in the option agreement. The Board may, in its sole discretion, accelerate the date on which




                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 2001


(6)      Stock Options (Continued)
         -------------------------
any option may be exercised. Options granted under the Plan are not exercisable after the expiration of ten years from the date of grant and are nontransferable other than by will or by the laws of descent and distribution. The Company recognizes compensation expense for options granted under the Plans based on the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to acquire the stock. No compensation cost has been recognized for employee stock options which had been granted to date. Had compensation cost for the Plans been determined based on the fair value at the date of grant for awards under those Plans, consistent with the method prescribed by SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                                                For the period
                                                                                               October 10, 1996
                                         Nine Months ended              Year ended                  through
                                        September 30, 2001           December 31, 2000         September 30, 2001
                                     -------------------------- ------------------------- ---------------------------
Pro forma net loss:
          As reported                           $(2,236,186)              $(7,309,775)                 (14,991,385)
          Pro forma                              (2,326,186)               (7,309,775)                 (15,114,146)
Pro forma net loss per share
           As reported                                (0.03)                    (0.16)                       (0.41)
           Pro forma                                  (0.03)                    (0.16)                       (0.41)

The fair value of each option granted under the Plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999 and 1998: no dividend yield; expected volatility of the underlying stock of 90%, risk-free interest rate of 4.98% and 5.27%, respectively, covering the related option period; and expected lives of the options of 10 years based on the related option period.

(7)      Prior Period Adjustment

The balance of accumulated deficit at Decemeber 31, 1999 has been restated from amounts previously reported to reflect a retroactive charge of $354,400 for additional interest expense related to the beneficial conversion feature of convertible debentures as required under EMERGING ISSUES TASK FORCE 98-5.

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2000:


                          Independent Auditors' Report


The Board of Directors
Access Power, Inc.:

We have audited the accompanying balance sheets of Access Power, Inc. (a development stage company) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and the cumulative period from October 10, 1996 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Access Power, Inc. (a development stage company) as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, and the cumulative period from October 10, 1996 (date of inception) through December 31, 2000, in conformity with generally accepted accounting principles.

The 1999 financial statements have been restated for a prior period adjustment for the effect of the beneficial conversion feature of convertible debentures as disclosed in note 8.


/s/ PARKS, TSCHOPP, WHITCOMB & ORR, P.A.



March 13, 2001 (except for note 8 for which the date is November 12, 2001) Maitland, Florida

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                           December 31, 2000 and 1999

                                                    ASSETS
                                                    ------

                                                                                       2000                  1999
                                                                                    -----------           -----------
Current assets:
Cash                                                                                   $ 15,452             $ 213,885
    Certificate of deposit                                                              100,000                     -
    Accounts receivable                                                                  56,312               179,410
    Prepaid expenses                                                                    560,993               263,638
    Inventory                                                                                 -                21,800
                                                                                    -----------           -----------
           Total current assets                                                         732,757               678,733
                                                                                    -----------           -----------
Property and equipment, net (note 2)                                                    721,724               439,656
Other assets                                                                              8,000                12,000
                                                                                    -----------           -----------
           Total assets                                                             $ 1,462,481           $ 1,130,389
                                                                                    ===========           ===========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                      ------------------------------------

Current liabilities:
    Accounts payable and accrued expenses                                             2,154,321               683,011
    Current portion of long-term debt                                                   112,576               168,956
                                                                                    -----------           -----------
           Total current liabilities                                                  2,266,897               851,967

Long-term debt, less current portion (note 3)                                                 -               207,484
Convertible debentures (note 4)                                                         210,000               750,000
                                                                                    -----------           -----------
           Total liabilities                                                          2,476,897             1,809,451
                                                                                    -----------           -----------
Stockholders' equity:
    Common stock, $.001 par value, authorized 100,000,000 shares, issued and
        outstanding 53,089,389 and 31,248,253 shares in 2000 and 1999                    53,087                31,249
    Notes receivable, stockholders                                                     (402,315)             (456,000)
    Preferred stock, $.001 par value, authorized 10,000,000 shares, issued and
        outstanding none and 3,952 shares in 2000 and 1999                                    -                     4
    Additional paid in capital                                                       12,000,011             5,101,109
    Deficit accumulated during the development stage                                (12,665,199)           (5,355,424)
                                                                                    -----------           -----------
                                                                                     (1,014,416)             (679,062)
                                                                                    -----------           -----------
Commitments (notes 3 and 4)

           Total liabilities and stockholders' equity                               $ 1,462,481           $ 1,130,389
                                                                                    ===========           ===========

See accompanying notes to financial statements.


                                                    ACCESS POWER, INC.
                                               (A Development Stage Company)
                                                 Statements of Operations
                         For the years ended December 31, 2000 and 1999 and the cumulative period

                                                                                                                   For the period
                                                                                                                  October 10, 1996
                                                                                                                        through
                                                                      2000                     1999               December 31, 2000
                                                                -------------              ----------             -----------------
Revenue:
     Product sales                                              $           -                   9,450                    223,881
     Services                                                         341,370                 170,601                    565,490
                                                                -------------              ----------                -----------
         Total revenue                                                341,370                 180,051                    789,371
                                                                -------------              ----------                -----------
Costs and expenses:
Cost of services                                                    1,438,776                 328,378                  1,803,454
Cost of sales                                                               -                   2,955                    164,605
Product development and marketing                                   1,279,330                 687,359                  2,699,545
General and administrative                                          2,504,206               1,642,134                  5,856,312
                                                                -------------              ----------                -----------

         Total costs and expenses                                   5,222,312               2,660,826                 10,523,916
                                                                -------------              ----------                -----------

Loss from operations                                               (4,880,942)             (2,480,775)                (9,734,545)

Other income (expense):
Interest income                                                            82                       -                      2,380
Interest expense                                                   (2,428,915)               (370,690)                (2,926,154)
Loss on disposal of equipment                                               -                  (6,880)                    (6,880)
                                                                -------------              ----------                -----------
         Total other income (expense)                              (2,428,833)               (377,570)                (2,930,654)

         Net loss                                              $   (7,309,755)            $(2,858,345)              $(12,665,199)
                                                                =============              ==========                ============

         Net loss per share                                    $        (0.16)            $     (0.11)              $      (0.50)
                                                                =============              ==========                ============
         Weighted average number of shares                         46,408,006              25,174,029                 25,139,875
                                                                =============              ==========                ===========

See accompanying notes to financial statements.

                                                         ACCESS POWER, INC.
                                                   (A Development Stage Company)

                                                 STATEMENT OF STOCKHOLDERS' EQUITY

                        For the years ended December 31, 2000 and 1999 and the period from October 10, 1996
                                           (date of inception) through December 31, 2000


                                                                            COMMON STOCK             PREFERRED STOCK
                                                                    --------------------------    --------------------
                                                    DATE               SHARES          AMOUNT     SHARES       AMOUNT
                                                 ----------------------------------------------------------------------
Common stock issued to founding directors                             8,000,000      $  8,000        --           --
Net loss                                                                   --            --          --           --
                                                                    -----------      --------     -------      ------

Balances at December 31, 1996 (Audited)                               8,000,000         8,000        --           --

Common stock issued for cash                       5/23/97              750,000           750        --           --
Common stock issued for cash                       6/30/97            1,000,000         1,000        --           --
Common stock issued for cash                       7/97 - 10/97       1,734,000         1,734        --           --
Stock issuance cost                                                        --            --          --           --
Net loss                                                                   --            --          --           --
                                                                    -----------      --------     -------      ------

Balances at December 31, 1997(Audited)                               11,484,000        11,484        --           --

Preferred stock issued for cash                    5/98                    --            --         1,000           1
Common stock issued as additional interest         2/2/98                50,000            50        --           --
Common stock issued as additional interest         2/19/98              125,000           125        --           --
Common stock issued as finder's fee                2/19/98               75,000            75        --           --
Common stock issued for services                   2/98                  25,000            25        --           --
Common stock issued for cash                       9/24/98               50,000            50        --           --
Preferred stock issued for cash                    11/98                   --            --           100         --
Common stock issued for finder's fee               11/98                 60,857            61        --           --
Preferred stock issued for cash                    12/98                   --            --            25         --
Common stock issued for investment banking fee     12/98                 30,000            30        --           --
Conversion of preferred stock to common stock      12/98                425,931           426         (75)        --
Net loss                                                                   --            --          --           --
                                                                    -----------      --------     -------      ------
Balances at December 31, 1998 (Audited)                              12,325,788        12,326       1,050           1
                                                                    -----------      --------     -------      ------

Common stock issued for cash                       6/99               3,745,000         3,745        --           --
Preferred stock issued for cash                    1/99                    --            --            75         --
Common stock issued for finder's fee               1/99                  25,777            26        --           --
Common stock issued for services                   6/99               3,207,950         3,208        --           --
Common stock issued as additional interest         12/99                144,204           144        --           --
Common stock issued to retire debt                 4/99                 400,000           400        --           --
Common issued on convertible debentures            12/99              2,464,691         2,465        --           --
Common stock converted to preferred                9/99              (3,952,000)       (3,952)      3,952           4
Preferred stock converted to common stock          1/99 - 4/99       12,886,843        12,887      (1,125)         (1)
Net loss                                                                   --            --          --           --
                                                                    -----------      --------     -------      ------
Balances at December 31, 1999, as previously reported                31,248,253        31,249       3,952           4
Prior period adjustment (note 8)                                           --            --          --           --
                                                                    -----------      --------     -------      ------
Balances at December 31, 1999, as restated                           31,248,253        31,249       3,952           4
                                                                    ===========      ========     =======      ======


Preferred stock converted to common stock          1/00               3,952,000         3,952      (3,952)          (4)
Common stock issued on exercise of warrants        1/00-2/00            600,000           600        --           --
Common stock issued for cash                       1/00-3/00            682,000           682        --           --
Common stock issued for services                   9/00-11/00           670,000           670        --           --
Common stock issued on convertible debentures      1/00-12/00        15,540,325        15,540        --           --
Common stock issued as interest                    1/00-12-00           396,811           394        --           --
Value of warrants in excess of exercise price      1/00                    --            --          --           --
Value of beneficial conversion feature of          1/00-9/00
   debentures                                                              --            --          --           --
                                                                    -----------      --------     -------     --------

Balances at December 31, 2000 (Audited)                              53,089,389      $ 53,087        --           --
                                                                    ===========      ========     =======     ========


                                                 STATEMENT OF STOCKHOLDERS' EQUITY

                        For the years ended December 31, 2000 and 1999 and the period from October 10, 1996
                                           (date of inception) through December 31, 2000
                                                            (continued)


                                                    ADDITIONAL                           TOTAL
                                                     PAID IN          ACCUMULATED    STOCKHOLDERS'
                                                     CAPITAL            DEFICIT          EQUITY
                                                     -------            -------          ------

Common stock issued to founding directors               (7,200)            --                800
Net loss                                                  --             (5,701)          (5,701)
                                                   -----------      -----------      -----------

Balances at December 31, 1996 (Audited)                 (7,200)          (5,701)          (4,901)

Common stock issued for cash                            35,000             --             35,750
Common stock issued for cash                           100,000             --            101,000
Common stock issued for cash                           854,573             --            856,307
Stock issuance cost                                    (75,000)            --            (75,000)
Net loss                                                  --           (426,438)        (426,438)
                                                   -----------      -----------      -----------

Balances at December 31, 1997 (Audited)                907,373         (432,139)         486,718

Preferred stock issued for cash                        999,999             --          1,000,000
Common stock issued as additional interest              29,950             --             30,000
Common stock issued as additional interest              84,250             --             84,375
Common stock issued as finder's fee                     24,925             --             25,000
Common stock issued for services                        27,163             --             27,188
Common stock issued for cash                            24,950             --             25,000
Preferred stock issued for cash                        100,000             --            100,000
Common stock issued for finder's fee                    19,817             --             19,878
Preferred stock issued for cash                         25,000             --             25,000
Common stock issued for investment banking fee           9,970             --             10,000
Conversion of preferred stock to common stock             (426)            --               --
Net loss                                                  --         (2,064,940)      (2,064,940)
                                                   -----------      -----------      -----------
Balances at December 31, 1998 (Audited)              2,252,971       (2,497,079)        (231,781)
                                                   -----------      -----------      -----------

Common stock issued for cash                         1,282,455             --          1,286,200
Preferred stock issued for cash                         75,000             --             75,000
Common stock issued for finder's fee                     6,418             --              6,444
Common stock issued for services                       621,831             --            625,039
Common stock issued as additional interest              19,837             --             19,981
Common stock issued to retire debt                      49,600             --             50,000
Common issued on convertible debentures                447,535             --            450,000
Common stock converted to preferred                      3,948             --               --
Preferred stock converted to common stock              (12,886)            --               --
Net loss                                                  --         (2,503,945)      (2,503,945)
                                                   -----------      -----------      -----------
Balances at December 31, 1999, as previously
   reported                                          4,746,709       (5,001,024)        (223,062)
Prior period adjustment (note 8)                       354,400         (354,400)               -
                                                   -----------      -----------      -----------
Balances at December 31, 1999, as restated           5,101,109       (5,355,424)        (223,062)
                                                   ===========      ===========      -----------


Preferred stock converted to common stock               (3,948)            --               --
Common stock issued on exercise of warrants             46,400             --             47,000
Common stock issued for cash                           146,538             --            147,220
Common stock issued for services                       165,530             --            166,200
Common stock issued on convertible debentures        4,130,560             --          4,146,100
Common stock issued as interest                         91,102             --             91,496
Value of warrants in excess of exercise price          322,720             --            322,720
Value of beneficial conversion feature of
   debentures                                        2,000,000             --          2,000,000
Net loss                                                  --         (7,309,775)      (7,309,775)
                                                   -----------      -----------      -----------

Balances at December 31, 2000 (Audited)             12,000,011      (12,665,199)        (612,101)
                                                   ===========      ===========      ===========

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

              For the years ended December 31, 2000 and 1999 and the
                cumulative period from October 10, 1996 (date of
                      inception) through December 31, 2000

                                                                                             FOR THE PERIOD OCTOBER
                                                                                               10, 1996 THROUGH
                                                                2000             1999          DECEMBER 31, 2000
                                                          --------------------------------------------------------
Cash flows from operating activities:
    Net loss                                               $(7,309,755)     $(2,858,345)        $(12,665,199)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                          261,397          204,323              814,539
        Loss on disposal of property and equipment                   -            6,880               33,341
        Stock issued for services                              166,200          631,483              994,124
        Stock issued for interest                               91,496           19,981              111,477
        Value of beneficial conversion feature of
           debentures                                        2,000,000          340,000            2,340,000
        Value of warrants in excess of exercise price          322,720           14,400              337,120
        Change in operating assets and liabilities:
           Accounts receivable                                  15,772         (150,265)            (163,638)
           Accounts payable and accrued expenses             1,471,310         (173,025)           2,282,074
           Other assets                                       (185,939)        (263,638)            (472,744)
           Inventory                                            21,800              (30)                   -
                                                          --------------------------------------------------------
               Net cash used in operating activities        (3,145,019)      (2,228,236)          (6,388,906)
                                                          --------------------------------------------------------
Cash flows from investing activities:
    Purchase of certificate of deposit                        (100,000)               -             (100,000)
    Proceeds from sale of property and equipment                     -           12,050               52,320
    Purchase of property and equipment                        (543,555)         (50,864)          (1,744,084)
    Note receivable, stockholders                               53,685         (425,209)            (402,315)
                                                          --------------------------------------------------------
               Net cash used in investing activities          (589,870)        (464,023)          (2,194,079)
                                                          --------------------------------------------------------
Cash flows from financing activities:
    Proceeds from issuance of stock                            194,220        1,411,200            3,674,277
    Proceeds from issuance of notes payable                  3,712,576        1,575,000            5,417,601
    Principal payments on notes payable                       (370,340)        (113,112)            (493,441)
                                                          --------------------------------------------------------
               Net cash provided by financing activities     3,536,456        2,872,988            8,598,437
                                                          --------------------------------------------------------
               Net change in cash                             (198,433)         180,729               15,452
Cash, at beginning of period                                   213,885           33,156                    -
                                                          --------------------------------------------------------
Cash at end of period                                     $     15,452         $213,885              $15,452
                                                          ========================================================

See accompanying notes to financial statements.

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

    (a)  NATURE OF DEVELOPMENT STAGE OPERATIONS

         Access Power, Inc., (API or the Company) was formed on October 10, 1996. The Company offers Internet Telephony (IT) which will provide advanced computer telephony solutions to the global consumer market place, with an emphasis on marketing to consumers.

         Operations  of  the  Company   through  the  date  of  these  financial
         statements have been devoted primarily to product development and marketing, raising capital, and administrative activities.

    (b)  PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets which range from three to five years, using the straight-line method.

         The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.

    (c)  INTANGIBLE ASSETS

         Organization  costs are  amortized  over a five-year  period  using the
         straight-line   method  and  are   included  in  other  assets  in  the
         accompanying balance sheet.

    (d)  INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.

                               ACCESS POWER, INC.

                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS


                                December 31, 2000

(1), Continued

         Development stage operations for the period ended December 31, 2000 resulted in a net operating loss. It is uncertain whether any tax benefit of net operating loss will be realized in future periods. Accordingly, no income tax provision has been recognized in the accompanying financial statements. At December 31, 2000, the Company has net operating loss carryforwards of approximately $9,988,000 which will expire in years beginning in 2011. A valuation allowance equal to the tax benefit of the net operating loss has been established, since it is uncertain that future taxable income will be realized during the carryforward period. Accordingly, no income tax provision has been recognized in the accompanying financial statements.


    (e) FINANCIAL INSTRUMENTS FAIR VALUE, CONCENTRATION OF BUSINESS AND CREDIT RISKS

         The carrying amount reported in the balance sheet for cash, accounts and notes receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheet for notes payable approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts and notes receivable which amounts to approximately $539,000. The Company performs periodic credit evaluations of its trade customers and generally does not require collateral. The notes receivable consist primarily of amounts due from employees from the exercise of stock options. The notes are due no later than May 1, 2001. Currently, all of the Company's hardware and software is purchased from one supplier, however, management believes there are other alternatives to this supplier.

    (f)  USE OF ESTIMATES

         Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (g)  CASH FLOWS

         For purposes of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.


    (h)  PREPAID OFFERING COSTS

         Prepaid offering costs represent direct costs and expenses incurred in connection with the offering of securities. Upon completion of the offering, such amounts are offset against the proceeds from the offering, in the event of an offering of equity securities, and capitalized and amortized using the interest method in the event of an offering of debt securities.

    (i)  REVENUE RECOGNITION

         The Company has earned revenues and plans to earn revenue by providing access to its internet telephony system (access revenue) for long distance calls placed by the Company's customers and those of other carriers within the Company's service area (long distance). Access revenue is billed one month in advance and is recognized when earned. Long distance revenue is recognized when the service is rendered. Equipment sales were recognized on delivery of the equipment to the customer.

         The Company also earns revenue from business services and electronic commerce transactions. Business services revenues include fees. License revenues for enterprise services are recognized under Statement of Position No. 97-2, "Software Revenue Recognition" (SOP 97-2) when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed and determinable, collectibility is probable and the arrangement does not require significant customization of the software. For contracts with multiple elements, and for which vendor-specific objective evidence of fair value for the undelivered elements exists, revenue is recognized for the delivered elements based upon the residual contract value as prescribed by Statement of Position No. 98-4, "Modification of SOP No. 97-2 with Respect to Certain Transactions." Revenues from enterprise services were not significant for all periods presented. Maintenance revenues for enterprise services are recognized ratably over the term of the contract. Revenues from advertising are recognized by the Company during the period the advertising occurs.

         The Company is presently operating in this one business segment and only in the United States.

                               ACCESS POWER, INC.

                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS


                                December 31, 2000

(1), Continued

    (j)  LOSS PER COMMON SHARE

         Earnings per common share have been computed based upon the weighted average number of common shares outstanding during the years presented. Common stock equivalents resulting from the issuance of the stock options have not been included in the per share calculations because such inclusion would be anti-dilutive.

    (k)  SOFTWARE AND DEVELOPMENT COSTS

         The Company capitalizes purchased software which is ready for service and software development costs incurred from the time technological feasibility of the software is established until the software is ready for use to provide services to customers. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred. Software cost capitalized through December 31, 2000 amounts to $403,257 and is depreciated over three years.

         The carrying value of software and development costs that have been capitalized is regularly reviewed by the Company, and a loss is recognized when the net realizable value falls below the unamortized cost.

    (l)  STOCK-BASED COMPENSATION

         During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". This pronouncement establishes financial accounting and reporting standards for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Such treatment is required for non-employee stock-based compensation. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees". Accordingly, compensation expense for employee stock options or warrants is measured as the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to require the stock. SFAS 123 requires companies electing to continue using the intrinsic value method to make certain pro forma disclosures (see Note 6).

    (m)  COMPREHENSIVE INCOME

         In 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." For the years ended December 31, 2000 and 1999, the Company has no items of comprehensive income.


    (n)  RECENT ACCOUNTING PRONOUNCEMENTS

         In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 summarizes the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material effect on the Company's operations or financial position.

         In April 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25." Among other issues, that interpretation clarifies the definition of employees for purposes of applying Opinion No. 25, the criteria for determining whether a plan qualifies as a non-compensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award and the accounting for an exchange of stock compensation awards in a business combination. This interpretation is effective July 1, 2000, but certain conclusions in the interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. To the extent that this interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effect of applying this interpretation is recognized on a prospective basis from July 1, 2000. The implementation of this interpretation does not have a material impact on the Company's financial statements.

         SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," is required to be adopted in years beginning after June 15, 2000. The Company does not hold derivative instruments or engage in hedging activities. The Company implemented Statement 133 beginning in the first quarter of its fiscal year ending December 31, 2001, with no effect on its financial position, results of operations or cash flows.

                               ACCESS POWER, INC.

                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS


                                December 31, 2000


(2)      PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment consist of the following at December 31:


                                                                       2000          1999
                                                                     ------------  ------------
             Office furniture and equipment                           $  101,667      $ 59,908
             Computer hardware                                           861,821       485,007
             Computer software                                           403,257       278,769
                                                                     ------------  ------------
                                                                       1,366,745       823,684
                Less accumulated depreciation and amortization           645,021       384,028
                                                                     ------------  ------------

                                                                      $  721,724     $ 439,656
                                                                     ============  ============

(3)      NOTES PAYABLE
         -------------

         Notes payable consist of the following at December 31,:

                                                                                            2000           1999
                                                                                        -------------  -------------

        Promissory notes to stockholders  bearing interest at 6% - 8% payable on
        demand.  Unsecured.                                                                $ 112,576       $ 26,440

        Note  payable  to vendor  bearing  interest  at 10%,  payable in monthly installments of $18,236 through December,  2001. Note is a result of the settlement  of litigation in which the vendor agreed to reduce the price of purchased computer hardware by
        approximately $636,000.                                                                 -           350,000
                                                                                        -------------  -------------
                                                                                             112,576        376,440
                    Less current portion                                                     112,576        168,956
                                                                                        -------------  -------------
                    Long-term debt, less current portion                                       -          $ 207,484
                                                                                        =============  =============

(4)      6% CONVERTIBLE DEBENTURE
         -----------------------

         $1,000,000, $200,000, and $800,000 6% Convertible Debentures were sold on September 30, 1999, December 30, 1999, and January 18, 2000, respectively. They are convertible into common stock by dividing each $100,000 debenture by the lower of 75% of the average of the three lowest closing bid prices during the preceding 22 trading days or 110% of such average price on September 30, 1999 ($0.42), subject to certain adjustments. $2,500,000, $100,000, $100,000, $100,000 6% Convertible
         Debentures  were sold on February  29, 2000,

                               ACCESS POWER, INC.

                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS


                                December 31, 2000


(4)      6% CONVERTIBLE DEBENTURE (Continued)
         -----------------------

         August 14, August 30 and September 15, 2000, respectively. They are convertible into common stock by dividing each $100,000 debenture by the lower of 80% of the average of the three lowest closing bid prices during the preceding 22 trading days or 110% of such average price on February 28, 2000 ($2.20), subject to certain adjustments. As of December 31, 2000, $4,590,000 of the Convertible Debentures had been converted into 18,005,016 common shares including shares converted representing accrued interest to the conversion dates.



         Accordingly, the Company recorded $2,322,720 and $354,400 non-cash expense during the years ended December 31, 2000 and 1999, respectively, to account for a beneficial conversion feature associated with the Debentures. The Company has presented the charge as interest expense in the accompanying consolidated statements of operations.


(5)      COMMITMENTS
         -----------

         The Company leases its office space under a non-cancellable operating lease with a remaining term of one year. Future minimum payments under this lease are as follows:


                   Year                            Amount
                   ----                            ------
                   2001                           $ 61,700
                   2002                           $ 43,300


         Rent expense for the years ended December 31, 2000 and 1999 amounted to $53,064 and $48,982, respectively.

(6)      STOCK OPTIONS
         -------------

         In 1997, the Company  established  an incentive  stock option plan (the
         Plan) to provide an incentive to key employees of the Company who are in a position to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining employees of outstanding ability and to encourage ownership of shares by employees.

                               ACCESS POWER, INC.

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000


(6)      STOCK OPTIONS (Continued)
         -------------

         The Plan was amended in March, 1998 to increase the number of shares available for issuance thereunder from 1,000,000 to 2,500,000 shares. Total options granted through December 31, 2000 amounted to 2,100,500 at an average price of $.33. There were no incentive stock options granted during 2000.

         The Plan is designed to serve as an incentive for retaining qualified and competent employees. The Company's Board of Directors, or a committee thereof, administers and interprets the Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. The per share exercise price of options granted under the Plan will not be less than the fair market value of the common stock on the date of grant. Options granted under the Plan will be exercisable after the period or periods specified in the option agreement. The Board may, in its sole discretion, accelerate the date on which any option may be exercised. Options granted under the Plan are not exercisable after the expiration of ten years from the date of grant and are nontransferable other than by will or by the laws of descent and distribution. The Company recognizes compensation expense for options granted under the Plans based on the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to acquire the stock. No compensation cost has been recognized for employee stock options which had been granted to date. Had compensation cost for the Plans been determined based on the fair value at the date of grant for awards under those Plans, consistent with the method prescribed by SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:


                                                                                            For the period
                                                                                              October 10, 1996
                                                 Year ended             Year ended                through
                                                December 31,           December 31,             December 31,
                                                    2000                   1999                    2000
                                            ------------------      ------------------      --------------------
        Pro forma net loss:
        As reported                            $ (7,309,775)           $ (2,858,345)           $  (12,665,199)
        Pro forma                                (7,309,775)             (2,913,334)              (12,787,960)
        Pro forma net loss per share
        As reported                                   (0.16)                  (0.11)                    (0.50)
        Pro forma                                     (0.16)                  (0.11)                    (0.50)

         The fair value of each option granted under the Plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999 and 1998: no dividend yield; expected volatility of the underlying stock of 90%, risk-free interest rate of 4.98% and 5.27%, respectively, covering the related option period; and expected lives of the options of 10 years based on the related option period.

                               ACCESS POWER, INC.

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000

(7)      SELECTED FINANCIAL DATA (UNAUDITED)

         The following is a summary of the quarterly results of operations for the years ended December 31, 2000 and 1999, respectively:

                                               QUARTER        QUARTER           QUARTER           QUARTER             YEAR
                                                ENDED          ENDED             ENDED             ENDED              ENDED-
                                              MARCH 31,       JUNE 30,        SEPTEMBER 30,      DECEMBER 31,      DECEMBER 31,
                                              ---------       --------        -------------      ------------      ------------
2000
----

Net revenues                                 $   145,611          108,556           66,709            20,494           341,370
Gross profit                                     145,611          108,556           66,709            20,494           341,370
Net earnings from operations                  (1,150,839)      (1,154,414)      (1,227,805)       (1,347,884)       (4,880,942)
Basic and fully diluted
   earnings per share                              (0.04)           (0.03)           (0.03)            (0.07)            (0.16)
Weighted-average number of
   shares issued and outstanding              31,688,258       39,189,807       43,971,501        50,292,651        46,408,006

1999
----
Revenues                                     $    14,550           13,250           51,649           100,602           180,051
Gross profit                                      12,495           12,665           51,334           100,602           177,096
Net earnings from operations                    (476,138)        (690,578)        (545,969)         (768,090)       (2,480,775)
Basic and fully diluted
   earnings per share                              (0.03)           (0.03)           (0.02)            (0.02)            (0.10)
Weighted-average number of
   shares issued and outstanding              16,979,668       25,825,159       31,386,691        28,639,358        25,174,029


(8)      PRIOR PERIOD ADJUSTMENT

The balance of accumulated deficit at December 31, 1999 has been restated from amounts previously reported to reflect a retroactive charge of $354,400 for additional interest expense related to the beneficial conversion feature of convertible debentures as required under EMERGING ISSUES TASK FORCE 98-5.

==============================================================    ==============================================================

         No  dealer,  salesperson,  or other  person has been                    308,181,550 SHARES COMMON STOCK
authorized   to  give   any   information   or  to  make  any
representations   other   than   those   contained   in  this
prospectus  in  connection   with  the  offer  made  by  this
prospectus  and,  if  given  or  made,  such  information  or                          ACCESS POWER, INC.
representations  must  not be  relied  upon  as  having  been authorized  by Access  Power,  Inc.  Neither the  delivery of this  prospectus nor any sale made hereunder  shall under any
circumstances  create an  implication  that there has been no                          __________________
change in the affairs of Access  Power,  Inc.  since the date
hereof or that the  information  herein is  correct as of any                              PROSPECTUS
time  subsequent  to  the  date  of  this  prospectus.   This                          __________________
prospectus  does  not  constitute  an  offer  to  sell  or  a solicitation  of an  offer  to  buy  any  of  the  securities offered  hereby by anyone in any  jurisdiction  in which such offer or  solicitation  is not  authorized  or in  which  the person making such offer or  solicitation is not qualified to do so or to anyone to whom it is  unlawful to make such offer or solicitation.


                      TABLE OF CONTENTS
Item                                               Page
----                                               ----
Summary.............................................2
Summary Financial Data..............................4
Risk Factors........................................5
Cautionary Statement About
   Forward-Looking Statements......................13
Capitalization    .................................14                                   __________, 2001
Dividend Policy   .................................14
Business...........................................15
Management's Discussion and
    Analysis of Financial Condition
    and Results of Operations......................18
Management.........................................23
Certain Market Information.........................26
Use of Proceeds   .................................26
Principal and Selling Shareholders.................27
Plan of Distribution...............................29
Investment Agreement...............................32
Shares Eligible for Future Sale....................35
Description of Capital Stock.......................38
Description of Warrants............................38
Description of 6% Convertible
   Debentures......................................38
Transfer Agent.....................................38
Legal Matters......................................38
Experts............................................38
Additional Information.............................39
Index to Financial Statements.....................F-1
==============================================================    ==============================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by us in connection with the issuance and distribution of the shares of common stock.

Securities and Exchange Commission Registration Fee............. $        0
NASD Filing Fees and Blue Sky Fees and Expenses.................          0
Printing and Engraving Expenses.................................        250
Legal Fees and Expenses.........................................     15,000
Accounting Fees and Expenses....................................        250
                                                                     ------
         Total    .............................................. $   15,500
                                                                     ======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933.

         On August 4, 1997, we borrowed $200,000 from a bridge lender, an accredited investor, and issued thereto bridge notes for the principal amount at an interest rate of 12% percent per annum, payable monthly. In partial consideration for making such loan, we also issued 100,000 shares of common stock to the bridge lender. Exemption from registration for this sale is claimed under Rule 504 of Regulation D, which does not require investors to be accredited or sophisticated. We sold the shares through officers and directors and did not use the services of a selling agent.

         On February 2, 1998, we borrowed $100,000 from a bridge lender, an accredited investor, and issued thereto bridge notes for the principal amount at an interest rate of 1 percent per month simple interest. In partial consideration for making such loan, we also issued 50,000 shares of common stock. Exemption from registration for this sale is claimed under Rule 506 of Regulation D because of the limited number of participants in the transaction and the relationship of such participants to us. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Securities Act of 1933. We sold the shares through officers and directors and did not use the services of a selling agent.

         On February 19, 1998, we borrowed $200,000 from a bridge lender, an accredited investor, and issued thereto bridge notes for the principal amount at an interest rate of 10% percent per annum, payable monthly. In partial consideration for making such loan, we also issued 125,000 shares of common stock to the bridge lender. Exemption from registration for this sale is claimed under Rule 506 of Regulation D because of the limited number of participants in the transaction and the relationship of such participants to us. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Securities Act of 1933. Olympus Capital, Inc. acted as the exclusive placement agent in connection with the bridge financing and received a finder's fee in the amount of 75,000 shares of common stock in connection with such sale.

         On March 23, 1998, the Inman Company was issued 25,000 warrants in consideration for providing financial consulting services to us. Exemption from registration for this sale is claimed under Rule 506 of Regulation D.

         In a private placement which was commenced and completed in May, 1998, we sold 1,000 shares of Preferred Stock, Series A, at an offering price of $1,000 per share. Exemption from registration for this sale is claimed under Rule 506 of Regulation D because of the limited number of participants in the transaction and the relationship of such participants to the Company. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Securities Act of 1933. In addition, all such participants agreed to acquire their securities for investment and not with a view to the distribution thereof, and the certificates representing the securities issued to each such participant contained a legend to the effect that such securities are not registered under the Securities Act of 1933 and may not be transferred except pursuant to a registration statement which has become effective under the Securities Act of 1933, or an exemption from such registration requirement. Stop transfer instructions have been given to the Company's transfer agent with respect to such securities. The issuance of such securities was not underwritten, and no commissions or other remuneration were paid or given, directly or indirectly, in connection with such sales.

         We raised $75,000 in January 1999 from the sales of a total of 75 shares of Series A Preferred Stock for $1,000 per share. In connection with one of these sales, we also issued 27,777 shares of common stock as a finder's fee and recognized expense of $7,500 and an increase to capital stock of the same amount. We received $150,000 as a good faith deposit with the letter of intent and issued 1,500,000 shares of common stock in return to the investor.

         On March 4, 1999, we issued 2,100,000 shares of restricted common stock to Norrstar Advertising, Inc., in consideration for public relations services rendered to us. Our contract with Norrstar was terminated on September 25, 1999, and we cancelled 1,810,000 shares of common stock owned by Norrstar. Exemption from registration for this issuance is claimed under Section 4(2) of the Securities Act of 1933.

         In April of 1999, we issued 512,000 shares of common stock in exchange for a debt repayment and the interest due on the debt. We issued 2,630,000 shares of common stock upon the exercise of employee stock options for $1,257,100. In September of 1999, we issued $1,000,000 of 6% convertible debentures. We issued $200,000 of 6% convertible debentures in December of 1999, $800,000 of 6% convertible debentures in January of 2000, and $2,500,000 of 6% convertible debentures in February of 2000. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933.

         In June of 1999, we issued 20,000 shares of restricted common stock to Kim DeVigil in consideration for providing public relations services to us. Exemption from registration for this sale is claimed under Section 4(2) of the Securities Act of 1933.

         On September 30, 1999, we issued $1,000,000 principal amount of our 6% Convertible Debentures due 2001, warrants to purchase 200,000 shares of our common stock, and an additional warrant to purchase $1,000,000 principal amount of our 6% Convertible Debentures due 2001 and 200,000 additional shares of our common stock to Bamboo Investors LLC, an accredited investor. Bamboo exercised $200,000 of the warrant to purchase 6% Convertible Debentures in December 1999.Exemption from registration for this sale is claimed under Section 4(2) of the Securities Act of 1933.

         On October 4, 1999, we issued 1,300,000 shares of our restricted common stock to Northstar Advertising, Inc. in connection with their rendition of investment public relations services to us. Exemption from registration for this issuance is claimed under Section 4(2) of the Securities Act of 1933.

         In January of 2000, we sold 6% convertible debentures in the amount of $800,000 and $2,500,000 in February of 2000 to an investor. In addition, the investor purchased a warrant to purchase an additional $2,500,000 of convertible debentures on the same terms, of which the investor has exercised and purchased $385,000 in debentures. Exemption from registration for this issuance is claimed under Section 4(2) of the Securities Act of 1933.

         In September 2000, we issued 620,000 shares of Common Stock to the Investor Relations consulting firm used by us. Exemption from registration for this sale is claimed under Rule 506 of Regulation D of the Securities Act of 1933.

         In November 2000, we issued 50,000 shares of Common Stock to a potential investor to reimburse for his due diligence efforts. We decided not to go forward with this transaction. Exemption from registration for this sale is claimed under Rule 506 of Regulation D of the Securities Act of 1933.

         In November 2000, we entered into an investment agreement and related documents with Grandview Court, LLC, an accredited investor, as further described in this registration statement. Pursuant to this investment agreement, we agreed to sell to the investor $30 million of our common stock in return for cash. In August 2001, we changed the amount to $10 million. Exemption from registration for this sale is claimed under Rule 506 of Regulation D of the Securities Act of 1933.

         We issued 19,237,000 shares of common stock in January 2001 and 4,297,500 shares of common stock in February 2001, to Grandview Court, LLC both for cash under the terms of the investment agreement.

         We issued 650,000 shares of common stock in March 2001 in settlement of a lawsuit. We issued 1,600,000 in April 2001 as security for an account payable.

         We issued 1,500,000 shares in May 2001 to secure obligations under an investor relations agreement. In September 2001, we agreed to transfer all rights to the shares to the service provider. We also issued options for 200,000 shares to the provider.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

       Exhibit
       Number        Description of Exhibit
       ------------- -----------------------------------------------------------

          3.1 Amended Articles of Incorporation of Access Power, Inc. (filed as Exhibit 3.1 to Access Power, Inc.'s Registration Statement on Form SB-2, Commission File No. 333-58802 and is hereby incorporated by reference)

          3.2 Bylaws of the Registrant (filed as Exhibit 3.2 to Access Power, Inc.'s annual report on Form 10-KSB for the year ended December 31, 1999 (the "10-K") and is hereby incorporated by reference)

          4.1 Form of common stock Certificate of the Registrant (filed as Exhibit 4.1 to the 10-K and is hereby incorporated by reference)

          4.2       6%  Convertible  Debenture  due September 30, 2001 (filed as
                    Exhibit 4.2 to the 10-Q and is hereby incorporated by reference)

          4.3 Warrant to purchase common stock, par value $0.001 per share, of Access Power, Inc. (filed as Exhibit 4.3 to the 10-Q and is hereby incorporated by reference)

          4.4 Warrant to purchase common stock, par value $0.001 per share of Access Power, Inc. dated November 13, 2000 (filed as
                    Exhibit 4.4 to Access Power's Registration Statement on Form SB-2 dated December 20, 2000, Commission File Number 333-51836 (the "2001 SB-2") and is hereby incorporated by reference).


          5.1 Opinion of Kilpatrick Stockton, LLP with respect to the legality of the securities being registered**


          10.1 International Master Franchise Agreement between Access Power, Inc. and Access Power Canada, Inc. (filed as Exhibit
                    10.1 to Access Power, Inc.'s Registration Statement on Form SB-2 (File No. 333-65069) (the "1999 SB-2") and is hereby incorporated by reference)

          10.2 Access Power, Inc. Stock Option Plan (filed as Exhibit 10.2 to the 1999 SB-2 and is hereby incorporated by reference)

          10.3 Amendment No. 1 to Stock Option Plan (filed as Exhibit 10.3 to the 1999 SB-2 and is hereby incorporated by reference)

          10.4(a) Employment Agreement with Howard Kaskel dated July 1, 1998 (filed as Exhibit 10.5 to the 1999 SB-2 and is hereby incorporated by reference)

         10.4(b)   Employment  Agreement with Howard Kaskel dated June 29, 2001
                    (filed as Exhibit 10 to the Form 10-QSB for the quarter ended June 30, 2001 and is hereby incorporated by reference)

          10.5 Agreement to terminate Master Franchise Agreement between Access Power, Inc. and Access Power Canada, Inc. dated December 11, 1998 (filed as Exhibit 10.6 to the 1999 SB-2 and is hereby incorporated by reference)

          10.6* Internet Telephony Services Agreement dated December 14, 1998, between Access Power, Inc. and Access Universal, Inc. (filed as Exhibit 10.7 to the 1999 SB-2 and is hereby incorporated by reference)

          10.7 Office Lease Agreement between Douglas Partnerships II, and Access Power, Inc. dated August 1, 1997 (filed as Exhibit
                    10.9 to the 1999 SB-2 and is hereby incorporated by reference)

          10.8 Retainer Agreement dated September 23, 1999, among Access Power, Inc., Tatum CFO Partners, LLP, and Howard Kaskel (filed as Exhibit 10.1 to the 10-Q and is hereby incorporated by reference)

          10.9 Securities Purchase Agreement dated as of September 30, 1999, among Access Power, Inc., certain shareholders of Access Power, Inc. named therein, and Bamboo Investors, LLC (filed as Exhibit 10.2 to the 10-Q and is hereby incorporated by reference)

          10.10 Warrant to purchase 6% Convertible Debentures and common stock warrants of Access Power, Inc. (filed as Exhibit 10.3 to the 10-Q and is hereby incorporated by reference)

          10.11 Registration Rights Agreement, dated as of September 30, 1999, by and among Access Power, Inc. and Bamboo Investors LLC (filed as Exhibit 10.4 to the 10-Q and is hereby incorporated by reference)

          10.12 Share Exchange Agreement dated as of September 30, 1999 between Access Power, Inc. and each of Glenn Smith, Maurice Matovich, Howard Kaskel, and Tod Smith (filed as Exhibit
                    10.5 to the 10-Q and is hereby incorporated by reference)

          10.13* Web services agreement as of August 6, 1999, between Access Power, Inc. and Lycos-Bertelsmann GmbH (filed as Exhibit
                    10.6 to the 10-Q and is hereby incorporated by reference)

          10.14 Consulting Agreement dated as of October 4, 1999 between Access Power, Inc. and Northstar Advertising, Inc. (filed as
                    Exhibit 10.7 to the 10-Q and is hereby incorporated by reference)

          10.15 Amended and Restated Investment Agreement between Access Power, Inc. and Grandview Court, LLC dated as of September 19, 2001.**

          10.16 Amended and Restated Registration Rights Agreement between Access Power, Inc. and Grandview Court, LLC dated as of September 19, 2001.**

          10.17 Amended and Restated Escrow Agreement between Access Power, Inc. and Grandview Court, LLC dated as of September 19, 2001.**

          10.18 Amendment to Lease and Guaranty Agreements between Access Power, Inc. and Maguire Land Corporation dated April 1, 2000 (filed as Exhibit 10.18 to Access Power, Inc.'s annual report for the year ended December 31, 2000 and is hereby incorporated by reference).

          10.19 Market Access Program Marketing Agreement between Access Power, Inc. and Madison and Wall Worldwide, Inc., dated May 30, 2001.**

          23.1      Consent of  Kilpatrick  Stockton,  LLP  (included in Exhibit
                    5.1) .**

          23.2      Consent of Parks, Tschopp, Whitcomb & Orr.

          24.1      Power of Attorney (included in Signature Page)**

---------------------------
* Certain portions of this exhibit have been omitted pursuant to the grant of a request for confidential treatment.

**  Previously filed.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Ponte Vedra, State of Florida, on the 3rd day of December, 2001.


                                         ACCESS POWER, INC.



                                         By:    /s/ Glenn A. Smith
                                               Glenn A. Smith
                                               Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 3rd day of December 2001, in the capacities indicated.


           Signature                                          Position
           ---------                                          --------
     /s/ Glenn A. Smith                   Glenn A. Smith, President and Chief Executive Officer
------------------------------------
                                          and Director (Principal Executive Officer)

               *                          Howard L. Kaskel, Chief Financial Officer (Principal
------------------------------------
                                          Financial and Accounting Officer)

               *                          Tod R. Smith, Director
------------------------------------

               *                          Maurice J. Matovich, Director
------------------------------------

*  /s/ Glenn A. Smith
------------------------------------
As attorney-in-fact